Semi-annual Financial Report
(Japanese GAAP)

Exhibit 1

This report is an English translation of “Hanki-Houkokusho” as of and for the six months ended September 30, 2004, filed on December 10, 2004 through Electronic Disclosure for Investors’ Network (EDINET), pursuant to the Japanese Securities and Exchange Law, Regulation 27-30-2.

Document for filing:	Semi-annual Financial Report

Administrative division for filing to:	Director of Kanto Local Finance Bureau

Filing date:	December 10, 2004

Period of Semi-annual Financial Report for:	April 1, 2004 ~ September 30, 2004

Company name (in English):	NISSIN CO., LTD.

Representative:	Kunihiko Sakioka, President and Representative Director

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime (The address above is the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Shigeharu Nakashima, General Manager of Accounting Department

Location of Tokyo Head Office:	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3-3348-2424

Contact:	Shigeharu Nakashima, General Manager of Accounting Department

Location where the filing is available to the public:	Tokyo Head Office, Nissin Co., Ltd.
     (6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo)
Osaka Branch Office, Nissin Co, Ltd.
     (2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)
Omiya Branch, Nissin Co., Ltd.
     (23-1, Kishiki-cho 1-chome, Omiya-ku, Saitama City, Saitama)
Chiba-chuo Loan Office, Nissin Co., Ltd.
     (14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)
Yokohama Higashiguchi Loan Office, Nissin Co., Ltd.
     (5-32, Kinko-cho, Kanagawa-ku, Yokohama City, Kanagawa)
Nagoya Branch, Nissin Co., Ltd.
     (5-31, Nishiki 3-chome, Naka-ku, Nagoya City, Aichi)
Sannomiya Loan Office, Nissin Co., Ltd.
     (2-20, Gokodori 4-chome, Chuo-ku, Kobe City, Hyogo)
Tokyo Stock Exchange, Inc.
(2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Semi-annual Financial Report

FIRST SECTION: CORPORATE INFORMATION

Note: All amounts in these financial statements are rounded down to the nearest unit

ITEM 1.    OVERVIEW OF THE CORPORATION

1.    Key Financial Data and Trends

	Six Months Ended /As of September 30,			Year Ended / As of March 31,
	2002	2003	2004	2003	2004

	(in millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥21,517	¥22,958	¥20,813	¥45,601	¥45,693
Ordinary income	4,850	5,543	4,770	10,714	11,112
Net income	2,519	2,783	6,054	5,209	6,186
Shareholders’ equity	43,907	46,605	59,585	44,905	53,832
Total assets	191,776	195,600	189,898	203,714	207,955
Shareholders’ equity per share (in yen)	678.52	377.41	234.07	708.98	425.90
Net income per share (in yen):
Basic	38.86	22.16	23.88	79.63	49.04
Diluted	—	—	20.92	—	45.21
Shareholders’ equity ratio (%)	22.9	23.8	31.4	22.0	25.9
Net cash (used in) provided by operating activities	(9,408)	6,780	35,116	(14,347)	5,053
Net cash (used in) provided by investing activities	(793)	25	(10,902)	(1,462)	(2,184)
Net cash provided by (used in) financing activities	10,649	(11,160)	(22,851)	22,306	(6,237)
Cash and cash equivalents at end of period	17,564	19,257	21,605	23,612	20,243
Number of employees (persons)	881	925	849	832	851
Average number of temporary employees (persons)	74	84	82	82	94

Non-consolidated Financial Data:
Operating revenues	20,263	20,799	16,805	41,381	40,795
Ordinary income	4,450	5,241	4,432	10,304	10,596
Net income	2,387	2,665	4,567	4,945	5,483
Common stock	6,610	6,610	7,245	6,610	7,218
Issued shares (in thousand shares)	66,312	132,624	269,641	66,312	134,726
Shareholders’ equity	44,013	46,503	57,426	44,883	53,150
Total assets	189,539	191,318	179,111	201,680	201,733
Shareholders’ equity per share (in yen)	680.16	376.58	225.59	708.95	420.58
Net income per share (in yen):
Basic	36.82	21.21	18.01	75.85	43.49
Diluted	—	—	16.42	—	40.19
Dividends per share for corresponding period (in yen)	6.50	3.75	2.75	15.00	8.50
Shareholders’ equity ratio (%)	23.2	24.3	32.1	22.3	26.4
Number of employees (persons)	844	890	743	813	785
Average number of temporary employees (persons)	74	80	73	81	86

Semi-annual Financial Report

Notes:	1)	Consumption taxes are excluded from operating revenues.

	2)	On each of May 21, 2002, May 20, 2003 and May 20, 2004, Nissin Co., Ltd. completed a two-for-one stock split.

	3)	Diluted net income per share for the six months ended September 30, 2002 and 2003, and the year ended March 31, 2003 were not presented, as there was no dilutive effect for the corresponding period.

	4)	The number of employees represents the number of full-time employees, including employees loaned from other companies, net of employees loaned to other companies.

	5)	The full-year dividends per share for the year ended March 31, 2003 includes me ¥1 commemorative dividend in connection with the listing of Nissin Co., Ltd. shares on the New York Stock Exchange.

	6)	The half-year dividends per share for the six months ended September 30, 2004 includes the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on the stock exchange.

Semi-annual Financial Report

2.	Description of Business

Principal business segments of Nissin Co, Ltd. (“NISSIN”) and its subsidiaries and affiliates (collectively the “Company”) have not significantly changed during the six months ended September 30, 2004.

3.	Overview of Subsidiaries and Affiliates

(1)	Newly Consolidated Subsidiaries and Equity-method Affiliates

The newly consolidated subsidiaries and equity-method affiliates during the six months ended September 30, 2004 are as follows:

					Interest
		Common Stock			Owned
Company Name	Location	(in millions)		Main Business	(%)		Relationship

(Consolidated subsidiaries)

Bird’s Eye Technological Investment Corporation	Shinjuku-ku, Tokyo		¥10	Other businesses	90.0 (90.0	% )	2 interlocking directors Office leases
NIS Trading Co., Ltd.	Shinjuku-ku, Tokyo		40	Other businesses	67.5		3 interlocking directors Lending of funds Office leases
(Equity-method affiliate)

CN Two Co., Ltd.	Shinjuku-ku, Tokyo		3	Loan servicing	40.4 (40.4)		—

					Interest
		Common Stock			Owned
Company Name	Location	(in thousands)		Main Business	(%)		Relationship

(Consolidated subsidiary)

Matsuyama Nissin Investment Consulting (Shanghai) Co, Ltd.	Shanghai, China	US$	500	Other businesses	100.0%		3 interlocking directors

Notes:	1)	“Main Business” refers to the “Business Segment”.

	2)	Each number presented in parentheses is the percentage of interest indirectly owned by NISSIN.

	3)	On December 3, 2004, NISSIN acquired 100% interest in Yamagen Securities Co., Ltd. and commenced securities business operations. In addition, Yamagen Securities Co., Ltd. is a “specified subsidiary”.

(2)  Former Equity-method Affiliates

Former equity-method affiliates no longer accounted for under the equity method during the six months ended September 30, 2004 are as follows:

Company Name	Location	Main Business	Notes

(Equity-method affiliate)

Ascot Co, Ltd.	Minato-ku, Tokyo	Integrated financial services	The equity method was not applied to Ascot Co, Ltd. for the six months ended September 30, 2004 because NISSIN believes that Ascot Co, Ltd. does not have a significant influence on NISSIN’s results of operations and financial position.

Notes:	1)	“Main Business” refers to the “Business Segment”.

	2)	On August 1, 2004, Ascot Co., Ltd. was merged into Swan Credit Co., Ltd. through an equity swap. In addition, NISSIN’s interest in Swan Credit Co., Ltd. as a result of the merger was below 20%.

Semi-annual Financial Report

4.	Employees

(1)	Employees of the Company

September 30, 2004
Integrated
	Financial Services	Loan Servicing	Other Businesses	Total

(persons)
Number of Employees	789 (73)	48 (7)	12 (2)	849 (82)

Notes:	1)	The number of employees represents the number of full-time employees, including employees of third parties loaned to the Company, net of employees loaned to third parties by the Company.

	2)	Each number presented in parentheses is the average number of temporary employees for the six months period, which is not included in the relevant number of full-time employees.

	3)	Temporary employees include part-timers and persons with consulting (shokutaku) agreements, net of temporary employees dispatched from personnel agencies.

(2)	Employees of NISSIN

September 30, 2004

(persons)
Number of Employees	743 (73)

Notes:	1)	The number of employees represents the number of full-time employees, net of employees loaned to companies other than NISSIN.
	2)	The number presented in parentheses is the average number of temporary employees for the six months period, which is not included in the relevant number of full-time employees.
	3)	Temporary employees include part-timers and persons with consulting (shokutaku) agreements, net of temporary employees dispatched from personnel agencies.

(3)	Labor Union

None of the Company’s employees are members of any labor union. Relations between management and labor are excellent.

Semi-annual Financial Report

ITEM 2.    OVERVIEW OF BUSINESS

1.	Summary of Operating Results

(1)	Business Performance

The Japanese economy shows signs of recovery in the manufacturing and various other sectors as corporate profits and business conditions have improved due to increases in capital expenditures and exports. The trends in employment and personal consumption have also turned positive. Overall, the business environment appears to have improved; however, small and medium-sized business entities with low creditworthiness continue to face difficulties. The consumer loan and small business owner loan sectors have become more competitive as a result of full-scale entry by banks and other non-financial institutions into these sectors.

In this business environment, we focused our efforts on providing a “Financial One-stop Service” as a “Total Financial Solutions Provider,” by strengthening our alliances under our financial OEM strategy and integrating financial services for small business owners. To concentrate our management resources, we restructured our portfolio through the sale of most of our outstanding balance of consumer loans to Orient Credit Co., Ltd. on June 1, 2004. To improve our asset quality and future profitability, we have continued to tighten our credit screening standards.

With respect to our operating assets as of September 30, 2004, assets held for leases and installment loans attributed to the leasing business, and purchased loans receivable and real estate for sale attributed to the loan servicing business increased. However, the decrease in the total balance of loans outstanding attributed to the loan business, due to the sale of our consumer loans receivable, contributed to a decrease in operating assets to ¥148,613 million, a decrease of ¥26,170 million, or 15.0%, compared with the operating assets at the end of the corresponding period of the previous fiscal year.

Despite the increases in revenue from loan servicing and fees from credit guarantee businesses, total operating revenues were ¥20,813 million, a decrease of ¥2,144 million, or 9.3%, compared with total operating revenues for the corresponding period of the previous fiscal year, due to the decrease in interest income from notes and loans receivable following the sale of our consumer loans receivable.

Financial costs were ¥1,419 million, a decrease of ¥321 million, or 18.5%, compared with financial costs for the corresponding period of the previous fiscal year, due to a decline in the balance of interest-bearing debt as a result of adjustments in our fund balances. Costs of purchased loans collected amounted to ¥1,374 million, an increase of ¥107 million or 8.5%, resulting from increasing activity in Nissin Servicer Co., Ltd’s loan servicing business. Other operating expenses were ¥13,416 million, a decrease of ¥835 million or 5.9% compared with other operating expenses for the corresponding period of the previous fiscal year, due to a decline in loan loss-related expenses resulting from the sale of consumer loans receivable, the reinforcement of loan collection and the acquisition of higher quality assets. Consequently, operating expenses were ¥16,210 million, a decrease of ¥1,049 million, or 6.1%, compared with operating expenses for the corresponding period of the previous fiscal year.

As a result of these events, operating income was ¥4,603 million, a decrease of ¥1,095 million, or 19.2%, compared with operating income for the corresponding period of the previous fiscal year.

Other income was ¥491 million, an increase of ¥468 million, compared with other income of ¥22 million for the corresponding period of the previous fiscal year, due to the fees received in connection with the sale of consumer loans receivable. Other expenses totaled ¥324 million, an increase of ¥147 million, or 83.2%, compared with other expenses for the corresponding period of the previous fiscal year, due to the occurrence of syndicated loan borrowing costs.

As a result of these events, ordinary income amounted to ¥4,770 million, a decrease of ¥773 million, or 13.9%, compared with ordinary income for the corresponding period of the previous fiscal year.

Special gain was ¥4,857 million, an increase of ¥4,686 million compared with special gain of ¥170 million for the corresponding period of the previous fiscal year, due to a reversal of allowance for loan losses of ¥3,327 million and a gain of ¥1,510 million as a result of an equity change in a subsidiary, Nissin Servicer Co., Ltd., due to its listing on the Mothers market of the Tokyo Stock Exchange.

Special losses was ¥31 million, a decrease of ¥643 million, or 95.4%, compared with special losses for the corresponding period of the previous fiscal year due to decreases in losses on sales and impairments of investment securities.

As a result of the above, for the six months ended September 30, 2004, net income rose to ¥6,054 million, an increase of ¥3,270 million, or 117.5%, compared with net income for the corresponding period of the previous fiscal year.

Semi-annual Financial Report

Operating results of the various group segments are described below:

1.	Integrated Financial Services

I.	Loan

In the loan business, our core business, in order to continuously strengthen our strategic alliances under our financial OEM strategy, as well as intensively provide our integrated financial services for small business owners, NISSIN established a new Central Office Sales Department within the Sales and Marketing Control Division to acquire higher quality assets and improve future profitability by strengthening our sales and marketing. In addition, we rearranged our staff allocation in connection with the sale of consumer loans receivable, as well as integrated some of our branches and loan offices, in order to strengthen and increase the efficiency of our marketing and loan management structure.

Consequently, although small-business owner loans and Business Timely loans continued to be acquired steadily though alliance-related channels, the total number of our loan accounts as of September 30, 2004 was 81,082 accounts, a decrease of 89,706 accounts, or 52.5%, and the total balance of loans outstanding decreased by ¥32,670 million, or 19.2%, to ¥137,521 million, compared with the respective figures at the end of the corresponding period of the previous fiscal year. The decreases reflected the sale of our consumer loans receivable to Orient Credit Co., Ltd.

On November 9, 2004, Chuo Mitsui Finance Services Co., Ltd., an equity-method affiliate which is a joint venture with The Chuo Mitsui Trust and Banking Co., Ltd., was established to commence small business owner loan operations in connection with real estate financing and unsecured card loans.

II.	Credit Guarantee

In the credit guarantee business, NISSIN is strengthening its existing joint venture, Shinsei Business Finance Co., Ltd., with Shinsei Bank, Limited, and its alliance venture Sanyo Club Co., Ltd. with Sanyo Electric Credit Group by utilizing the credit management know-how and expertise cultivated by NISSIN though its experience in the integrated loan services business. Additionally, NIS Lease Co., Ltd. provides credit guarantees collateralized by accounts receivable between corporations, as well as credit guarantees in connection with real estate leases.

As a result, our balance of guaranteed loans outstanding as of September 30, 2004 increased by ¥3,269 million, or 136.5%, to ¥5,663 million, compared with the balance of guaranteed loans outstanding at the end of the corresponding period of the previous fiscal year.

In addition, on June 15, 2004, Nissin Credit Guarantee Co., Ltd., currently NIS Property Co., Ltd., integrated its credit guarantee business into NIS Lease Co., Ltd.

III.	Leasing

In the leasing business, NIS Lease Co., Ltd. provides financial services such as leases, installment loans and rentals to middle risk business owners, who frequently experience difficulty in fulfilling their financial needs in the existing lease market. As a result, the total assets held for leases and installment loans, net of unrealized revenue, increased to ¥3,137 million as of September 30, 2004.

As a result of the above, for the six months ended September 30, 2004, operating revenues from integrated financial services decreased by ¥3,519 million, or 16.9%, to ¥17,275 million, and operating income from integrated financial services decreased by ¥1,472 million, or 28.2%, to ¥3,756 million, compared with the respective figures for the corresponding period of the previous fiscal year.

2.	Loan Servicing

The loan servicing business is conducted principally by Nissin Servicer Co., Ltd. which utilizes the credit management know-how and expertise cultivated by NISSIN though its experience in the integrated financial services business. We believe Nissin Servicer Co., Ltd.

Semi-annual Financial Report

has successfully operated in and expanded the business of purchasing and collecting distressed loans. The total of purchased loans receivable and real estate for sale as of September 30, 2004 were ¥7,439 million, an increase of ¥2,903 million, or 64.0%, compared with the total of purchased loans receivable and real estate for sale at the end of the corresponding period of the previous fiscal year.

As a result of the above, for the six months ended September 30, 2004, operating revenues from loan servicing increased by ¥1,235 million, or 58.6%, to ¥3,344 million, and operating income from loan servicing increased by ¥364 million, or 77.8%, to ¥833 million, compared with the respective figures for the corresponding period of the previous fiscal year.

3.	Other Businesses

Nissin Insurance Co., Ltd. operates as an agent for life and non-life insurance companies and NIS Real Estate Co., Ltd. operates in the real estate-related business in connection with real estate lease management. Both business operations were commenced to enhance our customer services.

In addition, during the six months ended September 30, 2004, we commenced the following business operations:

•	On June 22,2004, Nissin Credit Guarantee Co., Ltd. was renamed NIS Property Co., Ltd. and commenced real estate-related business.

•	On June 24,2004, Bird’s Eye Technological Investment Corporation was established and commenced small business owner support services in connection with technological consulting.

•	On July 9,2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. was established in Shanghai, China to start a business to assist small and medium-sized corporations in increasing the volume of cross-border transaction between Japan and China.

•	On July 22,2004, NIS Trading Co., Ltd. was established to act as a wholesaler for small and medium-sized corporations and business owners.

As a result of the above, for the six months ended September 30, 2004, operating revenues from other businesses were ¥193 million, an increase of 253.5% compared with operating revenues from other businesses for the corresponding period of the previous fiscal year. However, operating income from other businesses was a loss of ¥17 million, compared with operating income from other businesses of ¥1 million for the corresponding period of the previous fiscal year.

Semi-annual Financial Report

(2)	Cash Flows

As of September 30, 2004, cash and cash equivalents (hereafter referred to as “cash”) increased to ¥21,605 million, an increase of ¥1,362 million compared with cash and cash equivalents at the end of the previous fiscal year. This increase reflected a net decrease in loans receivable as a result of the sale of most of our consumer loans receivable, although the balance of interest-bearing debt declined as a result of adjustments in our fund balances.

(Cash Flows From Operating Activities)

For the six months ended September 30, 2004, net cash provided by operating activities increased to ¥35,116 million, compared with ¥6,780 million for the corresponding period of the previous fiscal year. This change is mainly attributable to net income before income taxes of ¥9,596 million, an increase of ¥4,555 million, loan loss-related costs of ¥1,589 million, a decrease of ¥5,557 million, and collections of purchased loans of ¥1,374 million, an increase of ¥107 million, compared with the respective figures for the corresponding period of the previous fiscal year. Also, due to the sale of most of our consumer loans receivable, there was a net decrease in loans receivable of ¥32,850 million, compared with a net increase in loans receivable of ¥1,834 million for the corresponding period of the previous fiscal year.

(Cash Flows From Investing Activities)

For the six months ended September 30, 2004, net cash used in investing activities amounted to ¥10,902 million, compared with net cash of ¥25 million provided in investing activities for the corresponding period of the previous fiscal year. This change is mainly attributable to acquisition of software for new network system infrastructures of ¥1,150 million, an increase of ¥630 million, purchases of investment securities of ¥4,501 million, an increase of ¥3,988 million, and payments for capital contribution of ¥3,697 million, an increase of ¥3,668 million, compared with the respective figures for the corresponding period of the previous fiscal year.

(Cash Flows From Financing Activities)

For the six months ended September 30, 2004, net cash used in financial activities increased to ¥22,851 million, compared with ¥11,160 million for the corresponding period of the previous fiscal year. This change is mainly attributable to a net decrease in interest-bearing debt of ¥25,198 million as a result of adjustments in our fund balances. The change consists of a net increase in short-term borrowings of ¥2,883 million, a net decrease in commercial paper of ¥1,700 million, a net decrease in long-term borrowings of ¥13,167 million, a net decrease in bonds of ¥10,539 million and a net decrease in asset backed commercial paper of ¥2,682 million, as well as proceeds from issuance of new shares by Nissin Servicer Co., Ltd. of ¥2,094 million in connection with its listing on the Mothers market of the Tokyo Stock Exchange.

Semi-annual Financial Report

2.	Operating Results

(1)	Operating Results of the Company

1.	Operating Revenues by Business Segment

	Six Months Ended September 30,				Year Ended March 31,
	2003		2004		2004
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Consumer loans	¥5,064	22.1%	¥1,654	7.9%	¥9,772	21.4%
Wide loans	6,665	29.0	5,443	26.2	12,717	27.8
Small business owner loans	5,736	25.0	5,488	26.4	11,318	24.8
Business Timely loans	2,265	9.9	2,412	11.6	4,588	10.0
Secured loans	86	0.4	365	1.7	198	0.4
Notes receivable	4	0.0	35	0.2	28	0.1

Total interest income from notes and loans receivable	19,823	86.4	15,398	74.0	38,623	84.5

Other financial income	0	0.0	0	0.0	1	0.0

Other operating income:
Loan origination fees	376	1.6	619	3.0	926	2.0
Recovery from loans previously charged off	430	1.9	370	1.8	795	1.8
Guarantee fees received	142	0.6	353	1.7	368	0.8
Revenue from leases and installment loans	—	—	484	2.3	101	0.2
Other	19	0.1	47	0.2	48	0.1

Total other operating income	970	4.2	1,876	9.0	2,239	4.9

Sub-total	20,794	90.6	17,275	83.0	40,863	89.4

Loan servicing
Revenue from purchased loans	2,082	9.1	3,055	14.7	4,537	10.0
Other operating income	26	0.1	289	1.4	61	0.1

Sub-total	2,109	9.2	3,344	16.1	4,599	10.1

Other businesses
Other operating income	54	0.2	193	0.9	230	0.5

Total	¥22,958	100.0%	¥20,813	100.0%	¥45,693	100.0%

Notes:	1)	Business segments presented above are identical to the business segments presented in “Business Segment Information”. In addition, the business segment classifications for the six months ended September 30, 2003 are adjusted to be consistent with the classification for the six months ended September 30, 2004.

	2)	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

2.	Operating Assets by Business Segment

	September 30,				March 31,
	2003		2004		2004
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Consumer loans	¥37,797	21.6%	¥2,374	1.6%	¥35,604	19.7%
Wide loans	60,073	34.4	50,878	34.2	55,686	30.7
Small business owner loans	52,962	30.3	54,724	36.8	55,152	30.5
Business Timely loans	17,701	10.1	19,198	12.9	18,658	10.3
Secured loans	1,441	0.9	10,189	6.9	9,942	5.5
Notes receivable	216	0.1	155	0.1	396	0.2

Total loans receivable	170,192	97.4	137,521	92.5	175,440	96.9
Assets held for leases and installment loans	—	—	3,137	2.1	380	0.2
Other	55	0.0	515	0.4	89	0.1

Sub-total	170,248	97.4	141,174	95.0	175,911	97.2

Loan servicing
Purchased loans receivable and real estate for sale	4,536	2.6	7,439	5.0	5,059	2.8

Total	¥174,784	100.0%	¥148,613	100.0%	¥180,970	100.0%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represents the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	2)	Other than those presented above, guaranteed loans outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	September 30,		March 31,
	2003	2004	2004
	Amount	Amount	Amount

	(in millions)
Guaranteed loans outstanding	¥2,394	¥5,663	¥3,619

Note:	The amounts of guaranteed loans outstanding presented above are the amounts before deduction of reserves for guarantee losses.

Semi-annual Financial Report

(2)	Operating Results of NISSIN

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1.	Loans Outstanding by Category

	September 30, 2003
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	131,569	77.0%	¥97,870	57.5%	25.39%
Secured loans (except housing loans)	180	0.1	758	0.5	15.63
Housing loans	—	—	—	—	—

Sub-total	131,749	77.1	98,629	58.0	25.32

Business owners
Unsecured loans	38,877	22.7	70,663	41.5	25.02
Secured loans	86	0.1	682	0.4	8.92
Notes receivable	76	0.1	216	0.1	6.81

Sub-total	39,039	22.9	71,562	42.0	24.81

Total	170,788	100.0%	¥170,192	100.0%	25.10%

	September 30, 2004
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	40,012	49.4%	¥53,252	38.7%	24.13%
Secured loans (except housing loans)	163	0.2	775	0.6	9.85
Housing loans	—	—	—	—	—

Sub-total	40,175	49.6	54,028	39.3	23.92

Business owners
Unsecured loans	40,623	50.1	73,755	53.6	24.58
Secured loans	179	0.2	9,581	7.0	9.77
Notes receivable	105	0.1	155	0.1	13.67

Sub-total	40,907	50.4	83,493	60.7	22.86

Total	81,082	100.0%	¥137,521	100.0%	23.30%

Notes:	1)	The amounts of unsecured loans for consumers represent the sum of the amounts of consumer loans and Wide loans. The amounts of unsecured loans for business owners represent the sum of the amounts of small business owner loans and Business Timely loans. In addition, accounts receivable-collateralized loans are excluded from the amounts of small business owner loans.

	2)	Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report

2.	Loans Outstanding by Type of Pledged Assets

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Investment securities	10	0.0%	¥488	0.3%	7	0.0%	¥184	0.1%
Of which equity stock	8	0.0	486	0.3	6	0.0	183	0.1
Receivables	—	—	—	—	19	0.0	168	0.1
Of which bank deposits	—	—	—	—	—	—	—	—
Products	—	—	—	—	—	—	—	—
Real estate	256	0.2	953	0.6	316	0.4	10,005	7.3
Foundations	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Sub-total	266	0.2	1,441	0.9	342	0.4	10,357	7.5

Guaranteed	58,988	34.5	113,035	66.4	56,165	69.3	105,435	76.7
Unsecured	111,458	65.2	55,498	32.6	24,470	30.2	21,573	15.7
Notes receivable	76	0.1	216	0.1	105	0.1	155	0.1

Sub-total	170,522	99.8	168,750	99.1	80,740	99.6	127,164	92.5

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

3.	Loans Outstanding by Loan Term

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Revolving loans	111,458	65.3%	¥55,498	32.6%	24,470	30.2%	¥21,573	15.6%
One year or less	111	0.0	491	0.3	476	0.6	9,263	6.7
Over one year to 5 years	57,888	33.9	111,000	65.2	54,338	67.0	101,611	73.9
Over 5 years to 10 years	1,314	0.8	3,114	1.8	1,777	2.2	4,768	3.5
Over 10 years to 15 years	17	0.0	87	0.1	17	0.0	236	0.2
Over 15 years to 20 years	—	—	—	—	4	0.0	69	0.1
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Average loan term per account	44 months				52 months

Notes:	1)	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years because the contract is renewed every three years automatically.

	2)	Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report

4.	Loans Outstanding by Type of Industry

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Manufacturing	2,087	1.2%	¥3,878	2.3%	2,270	2.8%	¥4,991	3.6%
Construction	4,743	2.8	9,433	5.5	4,991	6.2	10,130	7.4
Public utility	—	—	—	—	—	—	—	—
Transportation / communication	1,104	0.6	2,199	1.3	1,093	1.3	2,307	1.7
Wholesale / retail / restaurants	22,008	12.9	38,754	22.8	22,729	28.0	38,857	28.3
Finance / insurance	225	0.1	441	0.2	263	0.3	1,176	0.8
Real estate	455	0.3	882	0.5	590	0.7	8,440	6.1
Service	7,231	4.2	13,549	8.0	7,795	9.6	15,589	11.3
Individuals	131,749	77.2	98,629	58.0	40,175	49.6	54,028	39.3
Other	1,186	0.7	2,423	1.4	1,176	1.5	1,999	1.5

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

5.	Funding Status

	September 30,
	2003		2004
		Average		Average
	Amount	Borrowing Rate	Amount	Borrowing Rate

	(in millions except percentages)
Borrowings from financial institutions	¥99,686	2.39%	¥84,350	2.28%
Other	41,177	2.18	32,281	2.07
Bonds and commercial paper	38,400	2.27	28,499	1.98

Total	140,863	2.33	116,632	2.22
NISSIN’s capital	59,739	—	67,870	—
Common stock	6,610	—	7,245	—

Notes:	1)	NISSIN’s capital represents the amount of total assets plus allowances, accrued bonuses and reserves, less the sum of total liabilities, the planned amount of dividends and the bonuses for directors and statutory auditors.

	2)	The average borrowing rate is the weighted-average interest rate of borrowings during the period.

Semi-annual Financial Report

B.	Overview of Operations

1.	Number of Branches, Automatic Teller Machines (“ATMs”) and Cash Dispensers (“CDs”)

	September 30,
	2003	2004

Manned branch and loan offices	72	55
ATMs and CDs pursuant to alliance agreements	1,108	—

Notes:	1)	NISSIN was able to use the ATMs and CDs of 5 banks upon alliance agreements during the six months ended September 30, 2003.

	2)	All ATMs and CDs pursuant to alliance agreements with banks are located only in the Shikoku region. However, all arrangements to use these ATMs and CDs were terminated on May 31, 2004.

2.	Operating Revenues

(a)	Operating Revenue by Operating Activity

	Six Months Ended September 30,
	2003		2004
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Interest income from notes and loans receivable
Consumer loans	¥5,064	24.4%	¥1,654	9.8%
Wide loans	6,665	32.0	5,443	32.4
Small business owner loans	5,736	27.6	5,488	32.7
Business Timely loans	2,265	10.9	2,412	14.4
Secured loans	86	0.4	365	2.2
Notes receivable	4	0.0	35	0.2

Sub-total	19,823	95.3	15,398	91.7

Other financial income
Interest on deposits	0	0.0	0	0.0
Interest from securities	—	—	0	0.0
Other	0	0.0	—	—

Sub-total	0	0.0	0	0.0

Other operating income
Loans origination fees	376	1.8	619	3.7
Recovery from loans previously charged off	430	2.1	370	2.2
Guarantee fees received	142	0.7	338	2.0
Other	25	0.1	77	0.4

Sub-total	975	4.7	1,406	8.3

Total	¥20,799	100.0%	¥16,805	100.0%

Note:	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

(b)	Interest Income from Notes and Loans Receivable by Region

	Six Months Ended September 30,
	2003		2004
		Percentage		Percentage
Region	Amount	of Total	Amount	of Total

	(in millions except percentages)
Hokkaido	¥666	3.4%	¥459	3.0%
Tohoku	1,146	5.8	783	5.1
Kanto	6,744	34.0	6,477	42.1
Chubu	1,983	10.0	1,464	9.5
Kinki	3,454	17.4	2,684	17.4
Chugoku	1,422	7.2	871	5.7
Shikoku	1,819	9.2	917	5.9
Kyushu	2,586	13.0	1,739	11.3

Total	¥19,823	100.0%	¥15,398	100.0%

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	“Regions” are categorized by location of the branch or loan office. The prefectures included in each region are as follows:

		(The same definitions of regions also apply to those under 4 — (d)).

Hokkaido:	Hokkaido
Tohoku:	Iwate, Miyagi, Fukushima
Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
Chubu:	Niigata, Ishikawa, Nagano, Gifu, Shizuoka, Aichi
Kinki:	Kyoto, Osaka, Hyogo, Nara
Chugoku:	Okayama, Hiroshima
Shikoku:	Tokushima, Kagawa, Ehime, Kochi
Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa

3.	Originated Loan Amounts by Product

	Six Months Ended September 30,
	2003		2004
		Percentage		Percentage
Loan Product	Amount	of Total	Amount	of Total

	(in millions except percentages)
Consumer loans	¥8,973	22.6%	¥2,599	5.0%
Wide loans	11,428	28.8	7,574	14.6
Small business owner loans	12,053	30.4	19,875	38.3
Business Timely loans	6,418	16.2	7,344	14.2
Secured loans	536	1.4	10,858	20.9
Notes receivable	254	0.6	3,629	7.0

Total	¥39,664	100.0%	¥51,882	100.0%

Semi-annual Financial Report

4.	Loans Outstanding

(a)	Loans Outstanding by Product

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Consumer loans	96,224	56.3%	¥37,797	22.2%	7,737	9.6%	¥2,374	1.7%
Wide loans	35,345	20.7	60,073	35.3	32,275	39.8	50,878	37.0
Small business owner loans	23,643	13.8	52,962	31.1	23,909	29.5	54,724	39.8
Business Timely loans	15,234	8.9	17,701	10.4	16,733	20.6	19,198	14.0
Secured loans	266	0.2	1,441	0.9	323	0.4	10,189	7.4
Notes receivable	76	0.1	216	0.1	105	0.1	155	0.1

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

(b)	Loans Outstanding by Loan Balance

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
¥500,000 or less	91,782	53.8%	¥29,988	17.6%	15,388	19.0%	¥4,497	3.3%
¥500,001 ~ ¥1,000,000	25,980	15.2	22,174	13.0	15,773	19.5	12,711	9.2
¥1,000,001 ~ ¥3,000,000	46,816	27.4	92,554	54.4	42,988	53.0	79,828	58.0
¥3,000,001 ~ ¥5,000,000	5,965	3.5	23,194	13.6	5,819	7.2	22,369	16.3
¥5,000,001 ~ ¥10,000,000	227	0.1	1,472	0.9	930	1.1	6,432	4.7
Over ¥10,000,000	18	0.0	808	0.5	184	0.2	11,681	8.5

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Average balance of loans outstanding per account (in thousands)	¥997				¥1,696

Note:	Each amount represents the sum of loans receivable and notes receivable.

(c)	Loans Outstanding by Interest Rate

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Less than 20%	1,000	0.6%	¥2,291	1.4%	1,767	2.2%	¥15,610	11.3%
20% or more but less than 25%	47,190	27.6	102,663	60.3	49,313	60.8	97,493	70.9
From 25% to 29.2%	122,598	71.8	65,237	38.3	30,002	37.0	24,417	17.8

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Average contractual interest rate (%)	25.10%				23.30%

Notes:	1)	Each amount represents the sum of loans receivable and notes receivable.

	2)	The average contractual interest rate is the weighted-average interest rate at the end of period.

Semi-annual Financial Report

(d)	Loans Outstanding by Region

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages )
Hokkaido	6,127	3.6%	¥5,608	3.3%	2,074	2.6%	¥3,564	2.5%
Tohoku	7,927	4.6	8,629	5.1	3,720	4.6	6,128	4.5
Kanto	56,621	33.2	61,655	36.2	29,269	36.1	54,864	39.9
Chubu	15,045	8.8	15,263	9.0	6,857	8.5	11,562	8.4
Kinki	30,364	17.8	30,830	18.1	19,709	24.3	31,765	23.1
Chugoku	11,573	6.8	10,947	6.4	3,911	4.8	6,535	4.8
Shikoku	23,437	13.7	17,128	10.1	7,325	9.0	9,402	6.8
Kyushu	19,694	11.5	20,129	11.8	8,217	10.1	13,697	10.0

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Notes:	1)	The definitions of regions are listed in 2 - (b).

	2)	Each amount represents the sum of loans receivable and notes receivable.

(e)	Loans Outstanding by Customers’ Gender and Age

	September 30,
	2003				2004
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Gender / Age	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages )
Male
20~29 years old	13,895	8.1%	¥12,686	7.5%	5,453	6.7%	¥9,475	6. 9%
30~39 years old	25,430	14.9	27,467	16.1	12,389	15.3	21,408	15.6
40~49 years old	20,858	12.2	23,908	14.1	12,013	14.8	24,027	17.5
50~59 years old	19,168	11.2	23,353	13.7	12,381	15.3	23,889	17.3
60 years old or over	11,295	6.6	11,237	6.6	6,975	8.6	11,279	8.2

Sub-total	90,646	53.0	98,653	58.0	49,211	60.7	90,079	65.5

Female
20~29 years old	9,245	5.4	6,510	3.8	2,445	3.0	3,148	2.3
30~39 years old	18,981	11.1	14,758	8.7	5,678	7.0	7,990	5.8
40~49 years old	19,399	11.4	18,245	10.7	7,543	9.3	11,451	8.3
50~59 years old	20,651	12.1	21,966	12.9	10,528	13.0	16,240	11.8
60 years old or over	11,866	7.0	10,057	5.9	5,677	7.0	8,611	6.3

Sub-total	80,142	47.0	71,538	42.0	31,871	39.3	47,442	34.5

Total	170,788	100.0%	¥170,192	100.0%	81,082	100.0%	¥137,521	100.0%

Notes:	1)	For a corporation, the gender and age represent those of its representative director.

	2)	Each amount represents the sum of loans receivable and notes receivable.

5.	Loans Outstanding Per Office and Per Employee

	September 30,
	2003		2004
	Number of		Number of
	Accounts	Amount	Accounts	Amount

	(in millions except accounts)
Loans outstanding per office	2,372	¥2,363	1,474	¥2,500
Loans outstanding per employee	245	244	142	241

Notes:	1)	Loans outstanding per office are calculated based on the total number of branches and loan offices at the end of period. The total numbers of branches and loan offices at September 30, 2003 and 2004 were 72 and 55, respectively.

	2)	Loans outstanding per employee are calculated based on the number of sales persons at the end of period. The numbers of sales persons at September 30, 2003 and 2004 were 697 and 570, respectively.

Semi-annual Financial Report

3.	Challenges for the Company

There were no significant changes in the business and financial issues of the Company and no new issues arose during the six months ended September 30, 2004.

4.	Significant Contracts

None

5.	Research and Development

None

Semi-annual Financial Report

ITEM 3. OVERVIEW OF PROPERTY AND EQUIPMENT

1.	Major Property and Equipment

There were no significant changes in the Company’s major property and equipment during the six months ended September 30, 2004.

2.	Plans of Acquisitions and Disposals of Property and Equipment

(1)	Acquisitions of Major Property and Equipment

1.	Assets for Internal Use

The following relocations and acquisitions, which were planned at March 31, 2004, were implemented during the six months ended September 30, 2004:

Company’s Name	Description (Business Segment)	Expenditures (in millions)	Date of Completion

	Expansion of Tokyo Head Office	¥83	June 2004
NISSIN
	Relocating 1 branch (Integrated financial services)	40	July 2004

Notes:	1)	The amounts of expenditures include the amounts of security deposits for leased offices.

	2)	Consumption taxes are excluded from the amounts presented above.

In addition, there are no plans on acquisitions of major property and equipment for the six months ending March 31, 2005.

2.	Assets Held for Leases

The following acquisitions of assets held for leases, which were planned at March 31, 2004, were implemented during the six months ended September 30, 2004:

	Description
Company’s Name	(Business Segment)	Expenditures (in millions)	Date of Completion

NIS Lease Co., Ltd.	Assets held for leases (Integrated financial services)	¥946

Note:	Consumption taxes are excluded from the amount presented above.

In addition, there are no significant changes in the plans on acquisitions of assets held for leases for the six months ending March 31, 2005.

Semi-annual Financial Report

(2)	Disposals of Major Property and Equipment

The following major property and equipment, which were planned at March 31, 2004, were disposed during the six months ended September 30, 2004:

	Description	Book Value
Company’s Name	(Business Segment)	(in millions)	Date of Completion

NISSIN	Closing of 16 branches and loan offices (Integrated financial services)	¥11	July 2004

Note:	Consumption taxes are excluded from the amount presented above.

In addition, the following major property and equipment will be disposed during the six months ending March 31, 2005:

		Book Value as of
	Description	September 30, 2004	Expected Date of
Company’s Name	(Business Segment)	(in millions)	Disposal

NISSIN	Closing of 4 branches and loan offices (Integrated financial services)	¥3	November 2004

Notes:	1)	The disposal of above property and equipment will have no significant effect on the financial position or result of operation.

	2)	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

ITEM 4. OVERVIEW OF NISSIN

1.	Information on Capital Stock

(1)	The Total Number of Shares

1.	Total Number of Authorized Shares

Number of Shares
Type of Shares	(shares)

Common stock	960,000,000

Total	960,000,000

Note:	Upon approval by the Board of Directors on August 17, 2004, the number of authorized shares was changed to 1,920,000,000 from November 19, 2004. However, the number will be decreased by the amount of stock retired, if any.

2.	Total Number of Issued Shares

		December 10, 2004
	September 30, 2004	(filing date)
Type of Shares	(shares)	(shares)	Stock Exchange	Details

Common stock	269,641,910	539,283,820	Tokyo Stock Exchange (First Section) New York Stock Exchange	Share of NISSIN’s common stock with voting rights and without any restriction

Total	269,641,910	539,283,820	—	—

Notes:	1)	On November 19, 2004, NISSIN completed a two-for-one stock split.

	2)	The number of issued shares of common stock does not include the number of shares newly issued upon exercises of stock options, warrants and convertible bonds during the period from December 1, 2004 to the filing date of this semi-annual financial report.

Semi-annual Financial Report

(2)	Information on Stock Options, Warrants and Convertible Bonds

1.	Stock Options

(Approved at the Annual Shareholders’ Meeting on June 22, 2002)

	September 30, 2004	November 30, 2004

Number of stock options (units):	5,304	5,204
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	2,121,600 (Note 1)	4,163,200 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥ 249 (Note 2)	¥ 125 (Note 2)
Exercise period:	October 1, 2002 ~ September 30, 2005	October 1, 2002 ~ September 30, 2005
Exercise price (in yen per share):	¥ 249	¥ 125
Amount to be credited to common stock (in yen per share):	¥ 125	¥ 63
Requirement for grantee:	Grantee must be a NISSIN’s director, statutory auditor, employee, corporate advisor or temporary employee with tenure of over one year, or a subsidiary’s director, statutory auditor or employee at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

In the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued	Paid-in price per
						(distributed) shares	× share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares		+	Number of newly issued (distributed)
shares

3)	Each figure for November 30, 2004 is adjusted accordingly, reflecting the two-for-one stock split exercised on November 19, 2004.

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 24, 2003)

	September 30, 2004	November 30, 2004

Number of stock options (units):	9,768	9,603
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	1,953,600 (Note 1)	3,841,200 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥ 266 (Note 2)	¥ 133 (Note 2)
Exercise period:	August 1, 2003 ~ July 31, 2006	August 1, 2003 ~ July 31, 2006
Exercise price (in yen per share):	¥ 266	¥ 133
Amount to be credited to common stock (in yen per share):	¥ 133	¥ 67
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with consulting (shokutaku) agreements or employee of NISSIN or its wholly-owned subsidiary at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued	Paid-in price per
						(distributed) shares	× share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares		+	Number of newly issued (distributed)
shares

3)	Each figure for November 30, 2004 is adjusted accordingly, reflecting the two-for-one stock split exercised on November 19, 2004.

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2004	November 30, 2004

Number of stock options (units):	62,660	60,780
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	6,266,000 (Note 1)	12,156,000 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥ 500 (Note 2)	¥ 250 (Note 2)
Exercise period:	August 1, 2004 ~ July 31, 2007	August 1, 2004 ~ July 31, 2007
Exercise price (in yen per share):	¥ 500	¥ 250
Amount to be credited to common stock (in yen per share):	¥ 250	¥ 125
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with consulting (shokutaku) agreements, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of NISSIN’s business partner company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the stock option contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation on NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation on NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued	Paid-in price per
						(distributed) shares	× share
				Number of already	+
Paid-in		Paid-in		issued shares		Current market price per share
amount	=	amount	×
as adjusted		before		Number of already issued shares		+	Number of newly issued
		adjustment					(distributed) shares

3)	Each figure for November 30, 2004 is adjusted accordingly, reflecting the two-for-one stock split exercised on November 19, 2004.

Semi-annual Financial Report

2.	Convertible Bonds (stipulated by the Commercial Code etc., Article 19-2)

The information with respect to the 3rd convertible bonds (“CBs”) issued on September 13, 2001 is as follows:

	September 30, 2004	November 30, 2004

Balance of CBs (in millions)	¥9,999	¥9,999
Conversion price (in yen)	392.50	196.30
Amount to be credited to common stock (in yen per share)	197.0	99.0

Note:	The conversion price and amount to be credited to common stock as of November 30, 2004 is adjusted accordingly, reflecting the two-for-one stock split exercised on November 19, 2004.

(3)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase in Issued	Balance of Issued
	Shares of	Shares of	Change in	Balance of	Change in	Balance of
	Common Stock	Common Stock	Common	Common	Additional	Additional
Date	(shares)	(shares)	Stock	Stock	Paid-in Capital	Paid-in Capital

	(in millions, except shares)
May 20, 2004	134,726,192	269,452,384	¥—	¥7,218	¥ —	¥9,647
April 1, 2004 ~ September 30, 2004	189,526	269,641,910	27	7,245	32	9,679

Notes:	1)	The increase in the number of issued shares of common stock on May 20, 2004 was due to the two-for-one stock split allocated to shareholders of record as of March 31, 2004.

	2)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six months ended September 30, 2004 was due to the exercises of stock options (warrants) and conversion of convertible bonds.

	3)	On November 19, 2004, the number of issued shares of common stock increased by 269,641,910 shares due to the two-for-one stock split.

(4)	Principal Shareholders (Top 10)

		September 30, 2004
		Shares of Common Stock Owned
		Number
		(thousand	Percentage
Name	Address	shares)	of Total

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	34,968	12.97%
Shuho, Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	34,237	12.70
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	19,319	7.16
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	11,062	4.10
Kunihiko Sakioka	13-12, Kinuta 4-chome, Setagaya-ku, Tokyo	9,211	3.42
Hideo Sakioka	3-13, Minami-machi 1-chome, Matsuyama City, Ehime	8,180	3.03
The Chase Manhattan Bank, N.A. London (Standing agent: Mizuho Corporate Bank, Ltd.)	Woolgate House, Coleman Street, London, EC2P 2HD, United Kingdom (6-7, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)	7,935	2.94
Trust & Custody Services Bank, Ltd.	8-12, Harumi 1-chome, Chuo-ku, Tokyo	6,686	2.48
Goldman Sachs International (Standing agent: Goldman Sachs (Japan) Ltd.)	133 Fleet Street, London, EC4A 2BB, United Kingdom (10-1, Roppongi 6-chome, Minato-ku, Tokyo)	4,432	1.64
Midori Moriyama	10-12, Chuo 1-chome, Matsuyama City, Ehime	4,143	1.54

Total	—	140,177	51.99%

Notes:	1)	15,076 thousand shares of treasury stock, comprising 5.59% of total number of issued shares at September 30, 2004, are not accounted for in the above list of principal shareholders.

Semi-annual Financial Report

2)	According to the Amendment Report on Large Shareholdings as of September 30, 2004, the following institutions owned NISSIN’s shares, but these are excluded from the above list of principal shareholders because the exact number of shares owned by these institutions as of September 30, 2004 could not be confirmed.

		September 30, 2004
		Shares of Common Stock Owned
		Number
		(thousand	Percentage of
Name	Address	shares)	Total

Schroder Investment Management (Japan) Ltd.	11-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo	15,138	5.61%
Schroder Investment Management North America Ltd.	31 Gresham Street, London, EC2V 7QA, United Kingdom	1,957	0.73
Schroder Investment Management Limited	31 Gresham Street, London, EC2V 7QA, United Kingdom	11	0.00

Total	—	17,107	6.34%

3)	All the shares held by the following companies are related to trust businesses.

The Master Trust Bank of Japan, Ltd.	19,319 thousand shares
Japan Trustee Services Bank, Ltd.	11,062 thousand shares
Trust & Custody Services Bank, Ltd.	6,686 thousand shares

(5)	Voting Rights of Capital Stock

1.	Issued Shares

The following table shows the number of issued shares and voting rights by type of such issued shares at September 30, 2004:

	Number of Shares Issued	Number of
Type	(shares)	Voting Rights	Details

Non-voting capital stock	—	—	—
Capital stock with restricted voting rights (Treasury stock)	—	—	—
Capital stock with restricted voting rights (Others)	—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock 15,076,000	—	Share of NISSIN’s common stock without any restriction.
Capital stock with voting rights (Others)	Common stock 254,521,800	2,545,218	(same as above)
Capital stock below 1 unit under Japanese Unit Share System	Common stock 44,110	—	(same as above)
Total number of shares of capital stock issued	269,641,910	—	—
Total number of voting rights	—	2,545,218	—

Notes:	1)	24,300 shares (equivalent to 243 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others)”.

	2)	45 shares of treasury stock are included in the “Capital stock below 1 unit under Japanese Unit Share System”.

2.	Treasury Stock

The following table shows the details on treasury stock at September 30, 2004:

		Shares of Common Stock Owned
Owner	Address	Under NISSIN’s Name	Under Other Names	Total Number	Percentage of Total

		(shares except percentages)
(Treasury stock)	7-6, Chifune-machi 5-chome,
NISSIN	Matsuyama City, Ehime	15,076,000	—	15,076,000	5.59%

Total	—	15,076,000	—	15,076,000	5.59%

Semi-annual Financial Report

2.	Market Price Information

The following table shows the monthly highest and lowest prices of the shares of NISSIN’s common stock during the six months ended September 30, 2004:

	April 2004	May 2004	June 2004	July 2004	August 2004	September 2004

	(in yen)
Highest	¥449	¥410	¥450	¥509	¥508	¥503
						[239]

Lowest	378	331	350	435	441	465
						[222]

Notes:	1)	These prices are those quoted on the First Section of the Tokyo Stock Exchange.

	2)	The prices in brackets are the ex-right prices following November 19, 2004 two-for-one stock split.

Semi-annual Financial Report

3.	Changes in Directors and Statutory Auditors

Changes in directors and statutory auditors during the period from the filing date of Annual Financial Report for the previous fiscal year to the filing date of the Semi-annual Financial Report under review are as follows:

(1)	Retirement

Position	Name	Date of Retirement

Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Real Estate Financial Department	Yoshihiko Maki	October 9, 2004

(2)	Internal Reassignment

Current Position	Previous Position	Name	Date of Reassignment

Managing Director and General Manager of Operations Control Division and Corporate Planning Department	Managing Director and General Manager of Operations Control Division	Hitoshi Higaki	July 1, 2004

Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Business Development Department	Director and General Manager of Business Development Department	Toshioki Otani	July 1, 2004

Director and General Manager, Advice to Sales and Marketing Control Division	Director and General Manager of Finance Department	Keishi Ishigaki	July 1, 2004

Director and General Manager of Finance Department	Director and General Manager, Assistant to President	Akihiro Nojiri	July 1, 2004

Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Real Estate Financial Department	Director and General Manager of Real Estate Financial Department, Advice to Sales and Marketing Control Division	Yoshihiko Maki	July 1, 2004

Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Osaka Branch Office and Sales Department	Director and Deputy General Manager of Sales and Marketing Control Division, General Manager of Osaka Branch Office	Hidenobu Sasaki	August 1, 2004

Semi-annual Financial Report

ITEM 5. FINANCIAL STATEMENTS

1.	In respect of the requirements for the preparation of the semi-annual consolidated and non-consolidated financial statements

(1)	The preparation of the semi-annual consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Semi-annual Consolidated Financial Statements (the “SCFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 24, 1999).

In addition, the preparation of semi-annual consolidated financial statements as of and for the six months ended September 30, 2003 conforms to the SCFS Regulation before amendment, and the preparation of semi-annual consolidated financial statements as of and for the six months ended September 30, 2004 conforms to the SCFS Regulation after amendment.

(2)	The preparation of the semi-annual non-consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Semi-annual Financial Statements (the “SFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 38, 1977).

In addition, the preparation of semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2003 conforms to the SFS Regulation before amendment, and the preparation of semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2004 conforms to the SFS Regulation after amendment.

2.	In respect of the report of independent certified public accountants:

The Company’s semi-annual consolidated financial statements and NISSIN’s semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2003 and those as of and for the six months ended September 30, 2004 were audited by Sanyu & Co. pursuant to Article 193 (2) of the Securities and Exchange Law.

Semi-annual Financial Report

1. Semi-annual Consolidated Financial Statements

(1)	Semi-annual Consolidated Financial Statements

1.	Consolidated Balance Sheets

	September 30,				March 31,
	2003		2004		2004
	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 2)	¥19,257		¥22,062		¥20,252
Notes and loans receivable (Notes 2, 3, 5 ,6 and 7)	170,192		137,521		175,440
Purchased loans receivable (Note 2)	4,536		6,738		5,059
Real estate for sale	—		701		—
Other	3,212		6,376		3,766
Allowance for loan losses	(10,482)		(8,027)		(11,142)

Total Current Assets	186,715	95.5	165,373	87.1	193,376	93.0

Fixed Assets:
Tangible fixed assets (Note 1)
Assets held for leases	—		978		309
Land (Note 2)	946		355		355
Other (Note 2)	650		640		629

Total tangible fixed assets	1,597		1,974		1,294

Intangible fixed assets	1,106		2,367		1,085

Investments and other assets
Investment securities	—		13,775		9,661
Other assets (Notes 2 and 6)	8,736		9,652		5,640
Allowance for loan losses	(2,555)		(3,244)		(3,103)

Total investments and other assets	6,181		20,182		12,198

Total Fixed Assets	8,885	4.5	24,525	12.9	14,579	7.0

Total Assets	¥195,600	100.0	¥189,898	100.0	¥207,955	100.0

(Continued)

Semi-annual Financial Report

(Continued)

	September 30,				March 31,
	2003		2004		2004
	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥—		¥519		¥95
Short-term borrowings (Note 2)	3,100		4,983		2,100
Current portion of long-term borrowings (Note 2)	53,270		46,465		52,247
Current portion of bonds	11,560		10,060		21,560
Commercial paper	1,400		1,500		3,200
Accrued income taxes	2,343		2,327		2,758
Accrued bonuses	535		526		619
Reserve for guarantee losses	60		190		108
Other (Note 5)	909		2,426		1,454

Total Current Liabilities	73,178	37.4	68,999	36.3	84,142	40.4

Long-term Liabilities:
Bonds	15,740		7,180		6,210
Convertible bond	10,000		9,999		10,000
Long-term borrowings (Note 2)	46,896		38,708		46,094
Asset backed commercial paper (Note 2)	2,777		3,782		6,465
Accrued retirement benefits — directors and statutory auditors	333		330		333
Other	66		511		715

Total Long-term Liabilities	75,815	38.8	60,512	31.9	69,819	33.6

Total Liabilities	148,993	76.2	129,511	68.2	153,961	74.0

MINORITY INTERESTS:
Minority interests	1	0.0	800	0.4	161	0.1

SHAREHOLDERS’ EQUITY:
Common stock	6,610	3.4	7,245	3.8	7,218	3.5
Additional paid-in capital	8,935	4.6	9,842	5.2	9,691	4.7
Retained earnings	34,567	17.7	42,887	22.6	37,503	18.0
Unrealized gain on investment securities	498	0.2	2,917	1.5	3,147	1.5
Treasury stock	(4,006)	(2.1)	(3,307)	(1.7)	(3,727)	(1.8)

Total Shareholders’ Equity	46,605	23.8	59,585	31.4	53,832	25.9

Total Liabilities, Minority Interests and Shareholders’ Equity	¥195,600	100.0	¥189,898	100.0	¥207,955	100.0

Semi-annual Financial Report

2.	Consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2003		2004		2004
		Percentage of Total		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥19,823		¥15,398		¥38,623
Revenue from purchased loans	—		3,055		4,537
Other financial income	0		0		1
Other operating income	3,134		2,358		2,530

Total operating revenues	22,958	100.0	20,813	100.0	45,693	100.0
Operating Expenses:
Financial costs	1,741		1,419		3,389
Costs of purchased loans collected (Note 1)	—		1,374		2,468
Other operating expenses (Note 1)	15,518		13,416		28,276

Total operating expenses	17,259	75.2	16,210	77.9	34,134	74.7

Operating Income	5,698	24.8	4,603	22.1	11,559	25.3

Other Income:
Interest income from securities	0		0		0
Interest and dividends	12		3		24
Dividends from insurance	0		0		6
Equity income in affiliates, net	—		0		—
Gain from investment funds	2		0		2
Fees received in connection with sale of loans receivable	—		385		—
Fees received from securities loaned	—		50		—
Other	6		50		15

Total other income	22	0.1	491	2.4	49	0.1
Other Expenses:
Interest expense on borrowings (other)	29		46		74
Stock issuance costs	21		67		38
Bond issuance costs	9		9		20
Equity losses in affiliates, net	98		—		222
Penalty for cancellation of real estate lease contracts	15		46		23
Syndicated loan borrowing costs	—		140		—
Other	3		13		116

Total other expenses	177	0.8	324	1.6	496	1.1

Ordinary Income	5,543	24.1	4,770	22.9	11,112	24.3

(Continued)

Semi-annual Financial Report

(Continued)

	Six Months Ended September 30,				Year Ended March 31,
	2003		2004		2004
		Percentage of Total		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues	Amount	Operating Revenues

	(in millions except percentages)
Special Gain:
Gain on sales of fixed assets	117		—		117
Gain on sales of investment securities	31		18		319
Gain on sales of subsidiaries and affiliates	16		—		314
Gain on change of equity interest	5		1,510		373
Reversal of allowance for loan losses	—		3,327		—
Other	—		0		—

Total special gain	170	0.7	4,857	23.3	1,125	2.5
Special Losses:
Losses on sales of fixed assets	5		—		5
Losses on disposal of fixed assets	37		30		42
Losses on sales of investment securities	310		0		469
Impairment of investment securities	320		—		239
Other	—		—		706

Total special losses	674	2.9	31	0.1	1,463	3.2

Income Before Income Taxes and Minority Interests	5,040	21.9	9,596	46.1	10,774	23.6

Income Taxes:
Current	2,331		2,265		5,215
Deferred	(75)		1,231		(631)

Total income taxes	2,256	9.8	3,496	16.8	4,584	10.1

Minority Interests	(0)	(0.0)	45	0.2	4	0.0

Net Income	¥2,783	12.1	¥6,054	29.1	¥6,186	13.5

Semi-annual Financial Report

3.	Consolidated Statements of Retained Earnings

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004

	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Period	¥8,934	¥9,691	¥8,934
Increase of additional paid-in capital:
Additional paid-in capital	—	32	713
Gain on sales of treasury stock	1	119	43

Total	1	151	757

Additional Paid-in Capital at End of Period	¥8,935	9,842	9,691

Retained Earnings:
Retained Earnings at Beginning of Period	¥32,416	37,503	32,416
Increase of retained earnings:
Net income	2,783	6,054	6,186
Increase of retained earnings due to sales of affiliates	14	—	14

Total	2,798	6,054	6,200
Decrease of retained earnings:
Cash dividends	537	599	1,000
Directors’ and statutory auditors’ bonuses	76	70	76
Decrease of retained earnings due to sales of consolidated subsidiaries	—	—	3
Decrease of retained earnings due to sales of affiliates	33	—	33

Total	647	670	1,113

Retained Earnings at End of Period	¥34,567	¥42,887	¥37,503

Semi-annual Financial Report

4.	Consolidated Statements of Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004

	(in millions)
Operating Activities
Income before income taxes	¥5,040	¥9,596	¥ 10,774
Depreciation and amortization	51	163	112
Allowance for loan losses	1,077	(2,973)	2,286
Accrued retirement benefits — directors and statutory auditors	(2)	(3)	(2)
Accrued bonuses	447	(92)	532
Interest income on deposits and dividends	(12)	(4)	(24)
Interest expenses	1,770	1,466	3,464
Gain on sales of fixed assets	(117)	—	(117)
Losses on sales of fixed assets	5	—	5
Impairment of investment securities	320	—	239
Charge-offs of loans receivable	6,069	4,563	11,833
Gain on change of equity interest	—	(1,510)	(373)
Interest receivable	104	294	117
Advanced interest received	4	8	15
Directors’ and statutory auditors’ bonuses	(76)	(72)	(76)
Other	159	(290)	788

Sub-total	14,843	11,145	29,574
Interest on deposits and dividends received	10	3	24
Interest paid	(1,841)	(1,571)	(3,553)
Income taxes paid	(2,913)	(2,696)	(5,377)

Sub-total	10,098	6,881	20,668
Loan originations	(39,664)	(51,882)	(100,866)
Collections of loans receivable	37,829	52,035	87,286
Gain on sale of loans receivable	—	32,696	—
Loans purchased	(2,734)	(3,110)	(4,501)
Collections of purchased loan	1,266	1,374	2,468
Payments for loans factored	(102)	—	(182)
Collections of loans factored	86	—	179
Purchases of assets held for leases	—	(946)	—
Installment loans, net	—	(1,932)	—

Net cash provided by operating activities	6,780	35,116	5,053

Investing Activities
Restricted deposits pledged as collateral	—	(442)	(9)
Time deposits	—	(5)	—
Purchases of tangible fixed assets	(85)	(64)	(447)
Proceeds from sales of tangible fixed assets	349	—	366
Purchases of intangible fixed assets	(519)	(1,150)	(533)
Proceeds from sales of intangible fixed assets	17	10	38
Purchases of investment securities	(512)	(4,501)	(4,053)
Proceeds from sales of investment securities	836	34	2,676
Purchases of repurchase agreement	(2,808)	—	(4,009)
Proceeds from sales of repurchase agreement	2,809	—	4,009
Payments for capital contribution	—	(3,697)	(181)
Other	(59)	(1,087)	(40)

Net cash provided by (used in) investing activities	25	(10,902)	(2,184)

(Continued)

Semi-annual Financial Report

(Continued)

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004

	(in millions)
Financing Activities
Proceeds from short-term borrowings	3,000	8,500	3,000
Repayments of short-term borrowings	(3,100)	(5,617)	(4,100)
Proceeds from commercial paper	4,800	7,100	13,000
Repayments of commercial paper	(5,800)	(8,800)	(12,200)
Proceeds from long-term borrowings	24,779	20,780	49,629
Repayments of long-term borrowings	(28,132)	(33,947)	(54,808)
Proceeds from bonds	790	990	1,279
Payments for redemption of bonds	(5,000)	(11,530)	(5,030)
Proceeds from issuance of asset backed commercial paper	739	—	5,655
Repayments of asset backed commercial paper	(1,535)	(2,682)	(2,847)
Increase of restricted deposits	(56)	(225)	(357)
Decrease of restricted deposits	84	159	154
Proceeds from exercise of stock warrants	—	42	1,213
Proceeds from issuance of new shares by subsidiaries	—	2,094	525
Dividends paid	(536)	(534)	(1,000)
Purchases of treasury stock	(1,203)	(1)	(1,206)
Proceeds from sales of treasury stock	14	540	338
Other	(2)	280	514

Net cash used in financing activities	(11,160)	(22,851)	(6,237)

Effect of exchange rate changes on cash and cash equivalents	—	—	—

Net (decrease) increase in cash and cash equivalents	(4,354)	1,362	(3,369)
Cash and cash equivalents at beginning of period	23,612	20,243	23,612

Cash and cash equivalents at end of period	¥19,257	¥21,605	¥20,243

Semi-annual Financial Report

SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

1.	Scope of Consolidation

All subsidiaries are consolidated as follows:

	Six Months Ended September 30,		Year Ended March 31,

	2003	2004	2004

1. Number of consolidated subsidiaries	5 companies	9 companies	6 companies

Names of consolidated subsidiaries	Nissin Servicer Co., Ltd. Big Apple Co., Ltd. Nissin Credit Guarantee Co., Ltd. Nissin Insurance Co., Ltd. NIS Real Estate Co., Ltd.	Nissin Servicer Co., Ltd.
NIS Property Co., Ltd.
Nissin Insurance Co., Ltd.
NIS Real Estate Co., Ltd.
NIS Lease Co., Ltd.
J One Investment Co., Ltd.
Bird’ Eye Technological
   Investment Corporation
NIS Trading Co., Ltd.
Matsuyama Nissin
		Investment Consulting	Nissin Servicer Co., Ltd. Nissin Credit Guarantee Co., Ltd. Nissin Insurance Co., Ltd. NIS Real Estate Co., Ltd. NIS Lease Co., Ltd. J One Investment Co., Ltd.

	Nissin Insurance Co.,	Bird’ Eye Technological	Big Apple Co., Ltd. was
	Ltd. and NIS Real Estate	Investment Corporation,	excluded from the
	Co., Ltd. are newly	NIS Trading Co., Ltd. and	consolidated subsidiaries
	established consolidated	Matsuyama Nissin	because NISSIN sold a
	subsidiaries during the	Investment Consulting	portion of its interest
	six months ended	(Shanghai) Co., Ltd are	in the company.
	September 30, 2003.	newly established	Nissin Insurance Co.,
		consolidated subsidiaries	Ltd., NIS Real Estate
		during the six months	Co., Ltd., NIS Lease Co.,
		ended September 30, 2004.	Ltd. and J One Investment
		On June 22, 2004, Nissin	Co., Ltd. are newly
		Credit Guarantee Co.,	established and became
		Ltd. changed its company	consolidated subsidiaries
		name to NIS Property Co.,	during the year ended
		Ltd.	March 31, 2004.

2.	Application of the Equity Method

Equity-method affiliates are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004

1. Number of equity-method affiliates	3 companies	4 companies	4 companies

Names of equity-method affiliates	Ascot Co., Ltd. i-cf, Inc. Shinsei Business Finance Co., Ltd.	Shinsei Business Finance Co., Ltd. Webcashing.com Co., Ltd. CN Capital Co., Ltd. CN Two Co., Ltd.	Ascot Co., Ltd. Shinsei Business Finance Co., Ltd. Webcashing.com Co., Ltd. CN Capital Co., Ltd.

Semi-annual Financial Report

Six Months Ended September 30,		Year Ended March 31,
2003	2004	2004

Swan Credit Co., Ltd. and BB Net Corp. completed allotments of shares to third parties, causing NISSIN’s equity interests in each company to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over these companies, the equity method was not applied to these companies.	The equity method was not applied to Ascot Co., Ltd. for the six months ended September 30, 2004 because NISSIN believes that Ascot Co., Ltd. does not have a significant influence on NISSIN’s results of operations and financial position. CN Two Co., Ltd. was newly established and became an equity method affiliate during the six months ended September 30, 2004.	Swan Credit Co., Ltd. and BB Net Corp. completed allotments of shares to third parties, causing NISSIN’s equity interest in each company to fall below 20% of total shares. Because NISSIN has no ability to exercise significant influence over these companies, the equity method was not applied to these companies. The equity method was not applied to i-cf, Inc. because NISSIN sold its entire interest in i-cf, Inc. March 31, 2004 was deemed as the acquisition date of Webcashing.com Co., Ltd.

2.	For the six months ended September 30, 2004, if the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period, except for CN Two Co., Ltd:

The fiscal year of CN Two Co., Ltd., which was established on August 25, 2004, is May 31. The Company’s consolidated financial statements as of and for the six months ended September 30, 2004 are prepared by using CN Two’s adjusted financial statements as of and for the three months ended August 31, 2004.

For the year ended March 31, 2004, if the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period.

3.	Balance Sheet Date of Consolidated Subsidiaries

For the six months ended September 30, 2003, the balance sheet dates of all consolidated subsidiaries are the same as the Company’s consolidated balance sheet date.

For the six months ended September 30, 2004, the balance sheet dates of consolidated subsidiaries, which are different from the Company’s consolidated balance sheet date, are as follows:

Company Name	Balance Sheet Date
J One Investment Co., Ltd.	June 30
Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd.	June 30

The Company’s consolidated financial statements as of and for the six months ended September 30, 2004 are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, since Matsuyama Nissin Investment Consulting was established on July 9, 2004, only significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

Semi-annual Financial Report

For the year ended March 31, 2004, the balance sheet dates of consolidated subsidiaries, which are different from the Company’s consolidated balance sheet date, are as follows:

Company Name	Balance Sheet Date
J One Investment Co., Ltd.	December 31

The Company’s consolidated financial statements as of and for the year ended March 31, 2004 are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date.

4.	Significant Accounting Policies

(1)	Valuation and Computation of Assets

1.	Investment securities

Other securities:

Marketable securities

Market value is determined by the market price at the end of the period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.

2.	Derivatives

Market value method

(2)	Depreciation and Amortization of Fixed Assets

1.	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

2.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

Semi-annual Financial Report

(3)	Allowance for Loan Losses and Accrued Expenses

1.	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributed to the corresponding period.

3.	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

(4)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

(5)	Hedging Activities

1.	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2.	Hedge instruments and hedge items

• Hedge instruments

Interest rate swaps

• Hedge items

Cash flow hedge for interest on borrowing with variable rates

3.	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4.	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

(6)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements

1.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

Semi-annual Financial Report

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

2.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs and, for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

3.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the relevant period.

5.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

CHANGES IN ACCOUNTING POLICIES

(April 1, 2003 ~ September 30, 2003) and (April 1, 2004 ~September 30, 2004)

None

(April 1, 2003 ~ March 31, 2004)

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, NISSIN adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets”, which was issued by the Financial Services Agency’s Business Accounting Council on August 9, 2002, and ASB Guidance No. 6, “Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Consolidated Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

Semi-annual Financial Report

CHANGES IN PRESENTATION

(April 1, 2003 ~ September 30, 2003)

None

(April 1, 2004 ~ September 30, 2004)

Consolidated Balance Sheets

“Investment securities”, which was classified as a part of “Investments and other assets” as of September 30, 2003, is classified separately as of September 30, 2004, as the amount of “Investment securities” exceeded 5% of total assets. The amount of “Investment securities” as of September 30, 2003 was ¥3,303 million.

Consolidated Statements of Income

With respect to the loan servicing business, “Revenue from purchased loans”, which was included in “Other operating income” of “Operating revenues” for the six months ended September 30, 2003, and “Costs of purchased loans collected”, which was included in “Other operating expenses” of “Operating expenses” for the six months ended September 30, 2003, are both classified separately from the six months ended September 30, 2004, as their respective amounts became significant.

The presentation of operating revenues and operating expenses for the six months ended September 30, 2003, reflecting these changes in presentation is as follows:

	Six Months Ended September 30,
	2003
		Percentage of Total
	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥19,823
Revenue from purchased loans	2,082
Other financial income	0
Other operating income	1,051

Total operating revenues	22,958	100.0
Operating Expenses:
Financial costs	1,741
Costs of purchased loans collected	1,266
Other operating expenses (Note 1)	14,251

Total operating expenses	17,259	75.2

Operating Income	5,698	24.8

Consolidated Statements of Cash Flows

(1)	With respect to cash flows from operating activities, “Gain on change of equity interest”, which was included in “Other” for the six months ended September 30, 2003, is classified separately from the six months ended September 30, 2004, as the amount of “Gain on change of equity interest” became significant. The amount of “Gain on change of equity interest” for the six months ended September 30, 2003 was ¥5 million.

(2)	With respect to cash flows from operating activities, “Payments for loan factored” and “Collections of loan factored”, which were classified separately for the six months ended September 30, 2003, are included in “Other” from the six months ended September 30, 2004, as the amount of “Payments for loan factored” and “Collections of loan factored” became insignificant. The amount of “Payments for loan factored” and “Collections of loan factored” for the six months ended September 30, 2004 were ¥32 million and ¥49 million, respectively.

Semi-annual Financial Report

(3)	With respect to cash flows from investing activities, “Payments for capital contribution”, which was included in “Other” for the six months ended September 30, 2003, are classified separately from the six months ended September 30, 2004, as the amount of “Payments for capital contribution” became significant. The amount of “Payments for capital contribution” for the six months ended September 30, 2003 was ¥28 million.

ADDITIONAL INFORMATION

(April 1, 2003 ~ September 30, 2003) and (April 1, 2003 ~March 31, 2004)

       None

(April 1, 2004 ~ September 30, 2004)

Consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥62 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

Semi-annual Financial Report

NOTES TO SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

Note 1.	Accumulated depreciation of tangible fixed assets at September 30, 2003, September 30, 2004 and March 31, 2004 is ¥847 million, ¥921 million and ¥842 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Cash and deposits	¥—	¥452	¥9
Notes and loans receivable	33,139	21,126	28,295
Purchased loans receivable	990	503	679
Land	262	—	262
Other tangible fixed assets	366	—	356
Investments and other assets	16	—	9

Total	¥34,775	¥22,082	¥29,611

Corresponding borrowings secured by the above collateral at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Short-term borrowings	¥3,100	¥1,500	¥2,100
Long-term borrowings (including current portion)	28,031	19,235	24,021

Total	¥31,131	¥20,735	¥26,121

Notes and loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings, including current portion, at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Notes and loans receivable	¥6,555	¥3,089	¥5,557
Long-term borrowings (including current portion)	6,124	2,805	4,967

Semi-annual Financial Report

In addition, beginning with the year ended March 31, 2003, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Notes and loans receivable	¥4,237	6,895	¥9,593
Asset backed commercial paper	2,777	3,782	6,465

Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2003, September 30, 2004 and March 31, 2004 are ¥37,797 million, ¥ 2,374 million and ¥35,604 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Guarantees for loans outstanding of alliance companies	¥2,334	¥5,472	¥3,508
Guarantees for borrowings of a non-consolidated company (Shinsei Business Finance Co., Ltd.)	—	2,300	1,200

Note 5.	Rediscounted notes at September 30, 2004 and March 31, 2004 are ¥80 million and ¥262 million, respectively. There were no rediscounted notes at September 30, 2003.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
(1) Bankrupt loans receivable	¥814	¥969	¥998
(2) Delinquent loans receivable	2,520	3,004	2,851
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	13,217	13,555	14,418

Total	¥16,553	¥17,530	¥18,268

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivables mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Semi-annual Financial Report

Note 7.	The balances of loans outstanding under credit line agreements, including revolving contracts, in notes and loans receivable at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Loans outstanding under credit line agreements	¥55,498	¥21,651	¥54,294

Under the terms and conditions of the Company’s credit line agreements, the Company may, but is not committed to, lend funds to customers up to a maximum total amount of ¥71,339 million and ¥95,895 million at September 30, 2004 and March 31, 2004, respectively. The Company reviews credit lines based on account usage and customer creditworthiness.
The Company’s unfunded credit lines at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Total unfunded credit lines	¥37,035	¥49,687	¥41,601
Of which unfunded credit lines without loans outstanding	30,109	45,236	34,624

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Semi-annual Financial Report

Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004

	(in millions)
Other operating expenses:
Costs of purchased loans collected	¥1,266	¥ —	¥ —
Costs of real estate leases and other	31	—	—
Costs of other	—	964	162
Advertising expenses	67	68	217
Loan charge-offs	10	33	681
Provision for loan losses	7,135	4,779	13,417
Provision for guarantee losses	51	187	108
Salaries for directors and statutory auditors	101	135	223
Salaries for employees	2,704	2,600	5,317
Bonuses	8	54	436
Provision for bonuses	535	526	621
Depreciation and amortization	54	47	108
Taxes and duties	229	352	429
Lease and rental expenses	959	1,018	1,966
Commission fees	354	422	646

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents consist of cash and deposits, and the balances at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Cash and deposits	¥19,257	¥22,062	¥20,252
Restricted deposits pledged as collateral	—	(457)	(9)

Cash and cash equivalents	¥19,257	¥21,605	¥20,243

Note:	The amount of restricted deposits pledged as collateral at September 30, 2004 presented above includes time deposits for more than three months.

Semi-annual Financial Report

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

1.	Equivalents of acquisition costs, accumulated amortization and book value at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Equipment:
Acquisition cost equivalent	¥1,559	¥2,376	¥2,002
Accumulated amortization equivalent	(615)	(826)	(710)

Book value equivalent	944	1,550	1,291
Software:
Acquisition cost equivalent	1,558	1,450	1,450
Accumulated amortization equivalent	(795)	(750)	(804)

Book value equivalent	762	700	645
Other:
Acquisition cost equivalent	4	4	4
Accumulated amortization equivalent	(1)	(2)	(1)

Book value equivalent	3	2	2

Total:
Acquisition cost equivalent	¥3,122	¥3,832	¥3,457
Accumulated amortization equivalent	(1,412)	(1,578)	(1,517)

Book value equivalent	1,710	2,253	1,940

2.	The amounts of future minimum lease payments equivalent at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Due within one year	¥606	¥774	¥660
Due after one year	1,128	1,506	1,305

Total	¥1,735	¥2,281	¥1,965

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Lease payments	¥368	¥418	¥758
Amortization expense equivalent	350	400	723
Interest expense equivalent	17	20	36

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Semi-annual Financial Report

Lessor

1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets at September 30, 2003, September 30, 2004 and March 31, 2004 included in assets held for leases are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Machinery:
Acquisition costs	¥—	¥147	¥—
Accumulated depreciation	(—)	(10)	(—)

Book value	—	136	—
Equipment:
Acquisition costs	¥—	¥844	¥54
Accumulated depreciation	(—)	(54)	(1)

Book value	—	789	53
Software:
Acquisition costs	¥—	¥171	¥—
Accumulated amortization	(—)	(9)	(—)

Book value	—	161	—

Total:
Acquisition costs	¥—	¥1,162	¥54
Accumulated depreciation and amortization	(—)	(74)	(1)

Book value	—	1,088	53

2.	The amounts of future minimum lease payments to be received at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Due within one year	¥ —	¥ 219	¥ 8
Due after one year	—	994	45

Total	¥ —	¥1,214	¥53

3.	Lease revenue, depreciation and amortization expense, interest income equivalent for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Lease revenue	¥—	¥133	¥1
Depreciation and amortization expense	—	73	1
Interest income equivalent	—	73	0

4.	The method used to calculate interest income equivalent of leased assets is as follows:

•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Semi-annual Financial Report

Investment Securities

1.	Marketable securities included in other securities at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,						March 31,
	2003			2004			2004
Other Securities	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(in millions)
Equity securities	¥1,542	¥2,379	¥836	¥5,133	¥10,005	¥4,872	¥3,002	¥8,282	¥5,280
Other	—	—	—	499	530	30	—	—	—

Total	¥1,542	¥2,379	¥836	¥5,633	¥10,535	¥4,902	¥3,002	¥8,282	¥5,280

2.	Other securities that have no market value at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004
Other Securities	Carrying Value	Carrying Value	Carrying Value

	(in millions)
Non-marketable equity securities	¥408	¥2,445	¥325
Bonds	0	308	24
Other	35	35	534

Total	¥443	¥2,789	¥884

3.	Investment securities impaired for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004
	Impairment Amount	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥320	¥—	¥239

Note:	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average market price at the end of month declined by more than 30% or more but less than 50% for the last two years.

Derivative Transaction

The note for derivative transactions is omitted as all derivative transactions are treated under the hedge accounting principle at September 30, 2003, September 30, 2004 and March 31, 2004.

Semi-annual Financial Report

Segment Information

The segment information for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 is as follows:

1.	Business Segment Information

Business segment information for the six months ended September 30, 2004 is as follows:

	Six Months Ended September 30,
	2004
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥17,275	¥3,344	¥193	¥20,813	¥—	¥20,813
(2) Operating revenues from intersegment sales or transfers	29	—	27	57	(57)	—

Total operating revenues	17,304	3,344	220	20,870	(57)	20,813
Operating expenses	13,548	2,511	238	16,299	(88)	16,210
Operating income	3,756	833	(17)	4,571	31	4,603

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of lease and guarantee services
(2) Loan servicing:	Management, collection, acquisition and investment of specific money claims
(3) Other businesses:	Real estate-related business Agent for life or non-life insurance companies Small business owner support services Wholesale trading

3.	Business segment information is omitted for the six months ended September 30, 2003, as integrated financial services segment accounted for more than 90% of the Company’s total operating revenues and operating income. For the six months ended September 30, 2004, since the ratio of integrated financial services segment fell below 90%, presentation of business segment is required.

Semi-annual Financial Report

With respect to the business segment information for the six months ended September 30, 2004, business segment information for the six months ended September 30, 2003 is as follows:

	Six Months Ended September 30,
	2003
	Integrated Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥20,794	¥2,109	¥54	¥22,958	¥—	¥22,958
(2) Operating revenues from intersegment sales or transfers	5	—	—	5	(5)	—

Total operating revenues	20,799	2,109	54	22,963	(5)	22,958

Operating expenses	15,571	1,640	53	17,265	(5)	17,259

Operating income	5,228	468	1	5,698	—	5,698

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of guarantee services
(2) Loan servicing:	Management, collection and acquisition of specific money claims
(3) Other businesses:	Bridal services Agent for life or non life insurance companies

Business segment information for the year ended March 31, 2004 is as follows:

	Year Ended March 31,
	2004
	Integrated Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,863	¥4,599	¥230	¥45,693	¥—	¥45,693
(2) Operating revenues from intersegment sales or transfers	33	—	2	36	(36)	—

Total operating revenues	40,897	4,599	233	45,730	(36)	45,693

Operating expenses	30,326	3,699	145	34,171	(37)	34,134

Operating income	10,570	899	87	11,558	0	11,559

Notes:	1.	Classification of business segments

		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

(1) Integrated financial services:	Provision of loan products to individuals, including consumers, small business owners and sole proprietors Provision of guarantee services
(2) Loan servicing:	Management, collection, acquisition and investment of specific money claims
(3) Other businesses:	Real estate-related services Agent for life or non-life insurance companies

Semi-annual Financial Report

2.	Geographical Segment Information

Geographical segment information is omitted for the six months ended September 30, 2004, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding period.

Geographical segment information is omitted for the six months ended September 30, 2003 and the year ended March 31, 2004, as the Company has no subsidiary or office outside Japan during the corresponding period.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the six months ended September 30, 2004, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding period.

Overseas operating revenues information is omitted for the six months ended September 30, 2003 and the year ended March 31, 2004, as the Company has no overseas operating revenues during the corresponding period.

Semi-annual Financial Report

Per Share Data

			Year Ended
	Six Months Ended September 30,		March 31,
	2003	2004	2004

	(in yen)
Consolidated:
Shareholders’ equity per share	¥377.41	¥234.07	¥452.90
Net income per share:
Basic	22.16	23.88	49.04
Diluted	—	20.92	45.21

The diluted net income per share for the six months ended September 30, 2003 was not presented, as there was no dilutive effect for the corresponding period.

Notes:	1. The basis for computation of basic and diluted net income per share presented above is as follows:

			Year Ended
	Six Months Ended September 30,		March 31,
	2003	2004	2004

	(in millions)
Net income	¥2,783	¥6,054	¥6,186
Net income attributable to common stock	2,783	6,054	6,114
Amounts not attributable to common shareholders:
Directors and statutory auditors bonuses	—	—	72
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	—	50	101
Losses on change of equity interest in connection with exercise of subsidiary’s stock option	—	(221)	—

			Year Ended
	Six Months Ended September 30,		March 31,
	2003	2004	2004

	(thousand shares)
Weighted-average number of outstanding shares	125,633	253,519	124,679
Securities with dilutive effect:
Convertible bond	—	25,443	12,738
Stock options	—	2,219	46

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

Six Months Ended September 30,		Year Ended March 31,
2003	2004	2004

Stock options	Stock options:	Stock options:
3,756 thousand shares	Special resolution date:	Special resolution date:
	June 22, 2004	June 24, 2003
Warrants	Number of stock options:	Number of stock options:
2,256 thousand shares	62,660 units	11,885 units

Convertible bonds		Warrants:
12,738 thousand shares		4th unsecured bonds with warrants
Face amount: ¥1,500 million

The details of all the securities mentioned above are stated in “ITEM 4 —1 — (2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options, Warrants and Convertible Bonds”.

Semi-annual Financial Report

2.	On May 20, 2004, NISSIN completed a two-for-one stock split. If the stock split is deemed to have occurred on April 1, 2003, per share data for the six months ended September 30, 2003 and the year ended March 31, 2004 are adjusted retrospectively as follows:

	Six Months Ended	Year Ended
	September 30, 2003	March 31, 2004

	(in yen)
Shareholders’ equity per share	¥188.71	¥212.95
Net income per share:
Basic	11.08	24.52
Diluted	—	22.61

The diluted net income per share for the six months ended September 30, 2003 was not presented, as there was no dilutive effect for the corresponding period.

Semi-annual Financial Report

Significant Subsequent Events

(April 1, 2003 ~ September 30, 2003)

None

(April 1, 2004 ~ September 30, 2004)

1.	On August 17, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on September 30, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	269,641,910 shares
4) Stock split date:	November 19, 2004
5) Dividend paid for the period from:	October 1, 2004

         If the stock split is deemed to have occurred on April 1, 2003, per share data are adjusted retrospectively as follows:

	Six Months Ended
	September 30,		Year Ended March 31,
	2003	2004	2004

	(in yen)
Shareholders’ equity per share	¥94.35	¥117.03	¥106.48
Net income per share:
Basic	5.54	11.94	12.26
Diluted	—	10.46	11.30

The diluted net income per share for the six month ended September 30, 2003 was not presented, as there was no dilutive effect for the corresponding period.

2.	On December 2, 2004, NISSIN and Japan Asia Holdings (Japan) Limited signed an agreement concerning the transfer of 100% shares of Yamagen Securities Co., Ltd., a wholly owned subsidiary of Japan Asia Holdings (Japan) Limited, to NISSIN. Subsequently, the acquisition of shares was executed on December 3, 2004. This acquisition has been made to enable the Company to provide a full line of financial services from procurement to investment, as well as direct and indirect financing, to all businesses that are invested by or affiliated with the Company.

The details of the shares acquisition are as follows:

1)	Name of selling company:

Japan Asia Holdings (Japan) Limited

2)	Information on company acquired:

Company name:	Yamagen Securities Co., Ltd.
Location:	3-10, Kawaramachi 2-chome, Chuo-ku, Osaka City, Osaka
Representative Director:	Yasushi Takao
Date of establishment:	March 1948
Common stock:	¥1,620 million
Description of business:	Securities business
Scale of business as of and for the year ended March 31, 2004:	Operating revenues	¥1,429 million
	Total assets	¥13,524 million

Semi-annual Financial Report

3)	Information on the shares acquisition:

Date of acquisition:	December 3, 2004
Number of shares acquired:	7,036,050 shares
Ratio of interest owned after acquisition:	100%

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

         If the stock split is deemed to have occurred on April 1, 2002, per share data are adjusted retrospectively as follows:

	Year Ended March 31,
	2003	2004

	(in yen)
Shareholders’ equity per share	¥177.25	¥212.95
Net income per share:
Basic	19.91	24.52
Diluted	—	22.61

The diluted net income per share for the year ended March 31, 2003 was not presented, as there was no dilutive effect for the fiscal year.

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and un-guaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding and interest receivable as of May 31, 2004. The total sales price is ¥32,942 million, which is equivalent to the balance of these consumer loans.

2)	Schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

Semi-annual Financial Report

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

3.	The Board of Directors on May 18, 2004, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Grant for:	NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, person with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2) Type of shares:	Common stock
(3) Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4) Amount to be paid in upon stock option exercise:
The amount to be paid in upon exercise of a stock option shall be an amount obtained by multiplying the average daily price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5) Exercise period:	Over the three years from the first day of the month following the month of the approval date.

(2)	Other

None

2.   Semi-annual Non-consolidated Financial Statements

(1)	Semi-annual Non-consolidated Financial Statements

1.   Non-consolidated Balance Sheets

	September 30,				March 31,
	2003		2004		2004

	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,769		¥18,681		¥18,362
Notes receivable (Note 5)	216		155		396
Loans receivable (Notes 2,3,6 and 7)	169,975		137,366		175,044
Other	2,946		1,847		3,076
Allowance for loan losses	(10,231)		(6,914)		(10,424)

Total Current Assets	181,677	95.0	151,136	84.4	186,454	92.4

Fixed Assets:
Tangible fixed assets (Notes 1 and 2)
Land	946		355		355
Other	638		610		597

Total tangible fixed assets	1,585		966		953

Intangible fixed assets	1,105		2,209		1,085

Investments and other assets
Investment securities	—		13,325		9,167
Other (Notes 2 and 6)	9,505		14,719		7,177
Allowance for loan losses	(2,555)		(3,244)		(3,103)

Total investments and other assets	6,950		24,799		13,240

Total Fixed Assets	9,640	5.0	27,975	15.6	15,278	7.6

Total Assets	¥191,318	100.0	¥179,111	100.0	¥201,733	100.0

(Continued)

Semi-annual Financial Report

           (Continued)

	September 30,				March 31,
	2003		2004		2004

	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Note 2)	¥3,100		¥4,183		¥2,100
Current portion of long-term borrowings (Note 2)	52,265		44,490		50,423
Current portion of bonds	11,500		10,000		21,500
Commercial paper	1,400		1,500		3,200
Accrued income taxes	2,106		1,880		2,231
Accrued bonuses	519		482		617
Reserve for guarantee losses	60		173		108
Warrants	114		—		5
Other (Note 5)	755		1,696		1,209

Total Current Liabilities	71,821	37.5	64,405	35.9	81,395	40.3

Long-term Liabilities:
Bonds	15,500		7,000		6,000
Convertible bond	10,000		9,999		10,000
Long-term borrowings (Note 2)	44,320		35,677		43,677
Asset backed commercial paper (Note 2)	2,777		3,782		6,465
Accrued retirement benefits —directors and statutory auditors	333		330		333
Other	61		489		711

Total Long-term Liabilities	72,993	38.2	57,279	32.0	67,188	33.3

Total Liabilities	144,814	75.7	121,685	67.9	148,583	73.6

SHAREHOLDERS’ EQUITY:
Common stock	6,610	3.4	7,245	4.1	7,218	3.6
Additional paid-in capital
General	8,933		9,679		9,647
Other	1		163		44
Total additional paid-in capital	8,935	4.7	9,842	5.5	9,691	4.8
Retained earnings
Legal reserve	400		400		400
General reserves	30,800		35,100		30,800
Unappropriated retained earnings	3,265		5,227		5,620

Total retained earnings	34,465	18.0	40,728	22.7	36,821	18.3
Unrealized gain on investment securities	498	0.3	2,917	1.6	3,147	1.6
Treasury stock	(4,006)	(2.1)	(3,307)	(1.8)	(3,727)	(1.9)

Total Shareholders’ Equity	46,503	24.3	57,426	32.1	53,150	26.4

Total Liabilities and Shareholders’ Equity	¥191,318	100.0	¥179,111	100.0	¥201,733	100.0

Semi-annual Financial Report

2.	Non-consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2003		2004		2004

		Percentage of Total		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥19,823		¥15,398		¥38,623
Other financial income	0		0		1
Other operating income	975		1,406		2,170

Total operating revenues	20,799	100.0	16,805	100.0	40,795	100.0
Operating Expenses:
Financial costs	1,741		1,419		3,389
Other operating expenses (Note 5)	13,823		11,207		26,737

Total operating expenses	15,564	74.8	12,627	75.1	30,126	73.8

Operating Income	5,235	25.2	4,178	24.9	10,668	26.2

Other income (Note 1)	48	0.2	513	3.0	94	0.2
Other expenses (Note 2)	42	0.2	259	1.5	166	0.4

Ordinary Income	5,241	25.2	4,432	26.4	10,596	26.0

Special gain (Note 3)	173	0.8	3,346	19.9	705	1.7
Special losses (Note 4)	673	3.2	31	0.2	1,597	3.9

Income Before Income Taxes	4,740	22.8	7,748	46.1	9,705	23.8

Income Taxes:
Current	2,092		1,828		4,590
Deferred	(16)		1,352		(369)

Total income taxes	2,075	10.0	3,180	18.9	4,221	10.4

Net Income	2,665	12.8	4,567	27.2	5,483	13.4
Retained earnings at beginning of period	600		660		600
Half-year dividends paid	—		—		463

Unappropriated Retained Earnings at End of Period	¥3,265		¥5,227		¥5,620

Semi-annual Financial Report

SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation and Computation of Assets

(1)	Investment securities

I.	Investments in subsidiaries and affiliates

Cost method, cost being determined by the moving average method.

II.	Other securities

Marketable securities

Market value is determined by the market price at the end of the period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method .

2.	Depreciation and Amortization of Fixed Assets

(1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

(2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

(3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

3.	Allowance for Loan Losses and Accrued Expenses

(1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

(2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period

Semi-annual Financial Report

(3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

(4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of the NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. This amount is determined in accordance with NISSIN’s internal rules.

4.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

5.	Other Significant Accounting Policies for the Preparation of Semi-annual Non-consolidated Financial Statements

(1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.
However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Restriction Law in Japan.

(2)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts. Consumption taxes not subject to the exclusion are treated as expense for the relevant period.

CHANGES IN ACCOUNTING POLICIES

(April 1, 2003 ~ September 30, 2003) and (April 1, 2004 ~ September 30, 2004)

None

(April 1, 2003 ~ March 31, 2004)

Accounting Standard for Impairment of Fixed Assets

Effective April 1, 2003, NISSIN adopted accounting for impairment of fixed assets stipulated by “Statement of Opinion, Accounting for Impairment of Fixed Assets”, which was issued by the Financial Services Agency’s Business Accounting Council on August 9, 2002, and ASB Guidance No. 6, “Guidance for Accounting Standard for Impairment of Fixed Assets”, which was issued by ASBJ on October 31, 2003. The effects of the adoption of these accounting standards on income before income taxes are ¥590 million.

In addition, under the modification of the Regulations Concerning Terminology, Forms and Methods of Preparation of the Financial Statements, the accumulated impairment amount is directly deducted from the amount of such fixed assets.

Semi-annual Financial Report

CHANGES IN PRESENTATION

(April 1, 2003 ~ September 30, 2003)

None

(April 1, 2004 ~ September 30, 2004)

Non-consolidated Balance Sheets

“Investment securities”, which was classified as a part of “Investments and other assets” as of September 30, 2003, is classified separately as of September 30, 2004, as the amount of “Investment securities” exceeded 5% of total assets. The amount of “Investment securities” as of September 30, 2003 was ¥2,822 million.

ADDITIONAL INFORMATION

(April 1, 2003 ~ September 30, 2003) and (April 1, 2003 ~ March 31, 2004)

None

(April 1, 2004 ~ September 30, 2004)

Non-consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted on corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥52 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

Semi-annual Financial Report

NOTES TO SEMI-ANNUAL NON-CONSOLIDATED FINANCIAL STATEMENTS

Non-consolidated Balance Sheets

Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2003, September 30, 2004 and March 31, 2004 is ¥844 million, ¥806 million and ¥832 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Loans receivable	¥33,139	¥21,126	¥28,295
Land	262	—	262
Other tangible fixed assets	366	—	356
Investments and other assets	16	—	9

Total	¥33,785	¥21,126	¥28,923

Corresponding borrowings secured by the above collateral at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Short-term borrowings	¥3,100	¥1,500	¥2,100
Long-term borrowings (including current portion)	27,452	17,569	22,938

Total	¥30,552	¥19,069	¥25,038

Loans receivable, other than the above, that will be transferred pursuant to forward contracts and the corresponding long-term borrowings including current portion at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Loans receivable	¥6,555	¥3,089	¥5,557
Long-term borrowings (including current portion)	6,124	2,805	4,967

In addition, beginning with the year ended March 31, 2003, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as a long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Loans receivable	¥4,237	¥6,895	¥9,593
Asset backed commercial paper	2,777	3,782	6,465

Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2003, September 30, 2004 and March 31, 2004 are ¥37,797 million, ¥2,374 million and ¥35,604 million, respectively.

Semi-annual Financial Report

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Guarantees for loans outstanding of alliance companies	¥2,334	¥5,325	¥3,508
Guarantees for borrowings of subsidiaries and affiliates:
Nissin Servicer Co., Ltd.	2,501	—	2,096
Shinsei Business Finance Co., Ltd.	—	2,300	1,200

Note 5.	Rediscounted notes at September 30, 2004 and March 31, 2004 are ¥80 million and ¥262 million, respectively. There were no rediscounted notes at September 30, 2003.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
(1) Bankrupt loans receivable	¥814	¥969	¥998
(2) Delinquent loans receivable	2,520	3,004	2,851
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	13,217	13,555	14,418

Total	¥16,553	17,530	¥18,268

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

(4)	“Restructured loans receivable” are loans receivable for which NISSIN reached an agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowing company and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Semi-annual Financial Report

Note 7.	The balances of loans outstanding under credit line agreements, including revolving contracts, in loans receivable at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Loans outstanding under credit line agreements	¥55,498	¥21,651	¥54,294

Under the terms and conditions of NISSIN’s credit line agreements, NISSIN may, but is not committed to, lend funds to customers up to a maximum total amount of ¥71,339 million and ¥95,895 million at September 30, 2004 and March 31, 2004, respectively. NISSIN reviews credit lines based on account usage and customer creditworthiness.
NISSIN’s unfunded credit lines at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Total unfunded credit lines	¥37,035	¥49,687	¥41,601
Of which unfunded credit lines without loans outstanding	30,109	45,236	34,624

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reason. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Semi-annual Financial Report

Non-consolidated Statements of Income

Note 1.	Significant components of other income for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Other income:
Interest income from securities	¥0	¥0	¥0
Interest and dividends	12	3	22
Guarantee fees received	17	17	41
Dividends from insurance	0	0	6
Interest income from loans to subsidiaries and affiliates	9	46	10
Fees received in connection with sale of loans receivable	—	385	—
Fee received from securities loaned	—	50	—

Note 2.	Significant components of other expenses for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Other expenses:
Stock issuance costs	¥21	¥55	¥35
Bonds issuance costs	3	9	14
Penalty for cancellation of real estate lease contracts	14	46	23
Syndicated loan borrowing costs	—	140	—

Note 3.	Significant components of special gain for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Special gain:
Gain on sales of fixed assets (land)	¥116	¥—	¥116
Gain on sales of investments securities	55	18	343
Reversal of allowance for loan losses	—	3,327	—

Note 4.	Significant components of the special losses for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Special expenses:
Loss on sales of fixed assets (land)	¥3	¥—	¥3
Loss on sales of fixed assets (buildings)	1	—	1
Loss on disposal of fixed assets	37	30	42
Losses on sales of investment securities	310	0	469
Impairment of investment securities	320	—	239

Semi-annual Financial Report

Note 5.	Depreciation and amortization expenses for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Depreciation and amortization expenses:
Tangible fixed assets	¥36	¥29	¥73
Intangible fixed assets	13	13	26

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

1.	Equivalents of acquisition costs, accumulated amortization and book value at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Equipment:
Acquisition costs equivalent	¥1,550	¥2,368	¥1,993
Accumulated amortization equivalent	(611)	(820)	(705)

Book value equivalent	939	1,548	1,287
Software:
Acquisition costs equivalent	1,522	1,317	1,392
Accumulated amortization equivalent	(782)	(723)	(787)

Book value equivalent	739	593	605
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(1)	(2)	(1)

Book value equivalent	3	2	2

Total:
Acquisition costs equivalent	¥3,077	¥3,689	¥3,390
Accumulated amortization equivalent	(1,395)	(1,546)	(1,494)

Book value equivalent	1,682	2,143	1,895

2.	The amounts of future minimum lease payments equivalent at September 30, 2003, September 30, 2004 and March 31, 2004 are as follows:

	September 30,		March 31,
	2003	2004	2004

	(in millions)
Due within one year	¥595	¥742	¥645
Due after one year	1,111	1,428	1,275

Total	¥1,706	¥2,170	¥1,920

Semi-annual Financial Report

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the six months ended September 30, 2003, September 30, 2004 and the year ended March 31, 2004 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2003	2004	2004

	(in millions)
Lease payments	¥363	¥407	¥747
Amortization expense equivalent	345	390	712
Interest expense equivalent	17	19	36

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

Impairment of Fixed Assets

The itemized presentation is omitted, as there is no impairment loss allocated to leased assets.

Investment Securities

Information regarding investments in subsidiaries and affiliates with market value available at September 30, 2003, September 30, 2004 and March 31, 2004 is as follows:

	September 30,						March 31,
	2003			2004			2004
	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences

	(in millions)
Investment in subsidiaries	¥—	¥—	¥—	¥500	¥30,600	¥30,100	¥—	¥—	¥—
Investment in affiliates	300	383	83	—	—	—	—	—	—

Total	¥300	¥383	¥83	¥500	¥30,600	¥30,100	¥—	¥—	¥—

Per Share Data

The note for per share data is omitted as the Company prepared Semi-annual Consolidated Financial Statements.

Semi-annual Financial Report

Significant Subsequent Events

(April 1, 2003 ~ September 30, 2003)

None

(April 1, 2004 ~ September 30, 2004)

1.	On August 17, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on September 30, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	269,641,910 shares
4) Stock split date:	November 19, 2004
5) Dividends paid for the period from:	October 1, 2004

2.	On December 2, 2004, NISSIN and Japan Asia Holdings (Japan) Limited signed an agreement concerning the transfer of 100% shares of Yamagen Securities Co., Ltd., a wholly owned subsidiary of Japan Asia Holdings (Japan) Limited, to NISSIN. Subsequently, the acquisition of shares was executed on December 3, 2004. This acquisition has been made to enable the Company to provide a full line of financial services from procurement to investment, as well as direct and indirect financing, to all businesses that are invested by or affiliated with the Company.

The details of the shares acquisition are as follows:

1) Name of selling company:

Japan Asia Holdings (Japan) Limited

2) Information on company acquired:

Company name:	Yamagen Securities Co., Ltd.
Location:	3-10, Kawaramachi 2-chome, Chuo-ku, Osaka City, Osaka
Representative Director:	Yasushi Takao
Date of establishment:	March 1948
Common stock:	¥1,620 million
Description of business:	Securities business
Scale of business as of and for the year ended March 31, 2004:	Operating revenues	¥1,429 million
	Total assets	¥13,524 million

3) Information on the shares acquisition:

Date of acquisition:	December 3, 2004
Number of shares acquired:	7,036,050 shares
Ratio of interest owned after acquisition:	100%

Semi-annual Financial Report

(April 1, 2003 ~ March 31, 2004)

1.	On February 5, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	Two-for-one stock split for all shares owned by the shareholders of record on March 31, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	134,726,192 shares
4) Stock split date:	May 20, 2004
5) Dividend paid for the year from:	April 1, 2004

2.	On May 6, 2004, NISSIN and Orient Credit Co., Ltd. signed an agreement concerning the sale of unsecured and un-guaranteed consumer loans receivable to Orient Credit Co., Ltd. This decision has been made pursuant to the Company’s basic strategy of concentrating on the markets for both small business owner loans and Wide loans in order to achieve an even higher level of enterprise value.

The details of the sales agreement are as follows:

1)	Sales amount:

The amount is the total balance of consumer loans outstanding and interest receivable as of May 31, 2004. The total sales price is ¥32,942 million, which is equivalent to the balance of these consumer loans.

2)	Schedule:

May 6, 2004:	Board of Directors’ approval on sales agreement
Conclusion of sales agreement
May 31, 2004:	Determination of total sales price
June 1, 2004:	Date of sale (distribution of sales notice)

3)	Information on counterpart company:

Company name:	Orient Credit Co., Ltd.
Location:	6-3, Iwamotocho 1-chome, Chiyoda-ku, Tokyo
Chief executive officer:	Yoshifumi Nakano
Date of establishment:	November 1971
Common stock:	¥6,498 million
Description of business:	Personal finance services
Number of employees:	393 person
Number of offices:	2 offices

Semi-annual Financial Report

3.	The Board of Directors on May 18, 2003, and subsequently the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1)	Grant for:	NISSIN, its subsidiaries or its equity-method affiliates’ directors, statutory auditors, corporate advisors, person with consulting (shokutaku) agreements, employees, including employees of the Company loaned to other companies and employees of other companies loaned to the Company, or temporary employees with tenure of over one year, or NISSIN’s business partner’s directors, statutory auditors or certain employees which are approved by the Board of Directors at the time of the issuance of such new stock subscription rights.
(2)	Type of shares:	Common stock shares
(3)	Number of shares of common stock:	Up to a maximum total of 8,000,000 shares
(4)	Amount to be paid in upon stock option exercise:
The amount to be paid in upon exercise of a stock option shall be an amount obtained by multiplying the average daily price of a share of common stock of NISSIN on the Tokyo Stock Exchange for the month immediately before the month of the issuance date of new stock subscription rights by 1.10 and the number of shares to be issued or transferred upon exercise of each new share subscription right, with any fraction of one yen rounded upward to the nearest yen.
(5)	Exercise period:	Over the three years from the first day of the month following the month of the approval date.

Semi-annual Financial Report

(2)	Other

The half-year dividend per share approved by the Board of Directors on November 4, 2004 is as follows:

(1) Total amount of the half-year dividend (in millions):	¥700
(2) Half-year dividend per share (in yen):	¥2.75
(3) Date of half-year dividend payment:	From December 10, 2004

The half-year dividend will be paid to shareholders of record as of September 30, 2004.

Semi-annual Financial Report

ITEM 6.   REFERENCE INFORMATION FOR NISSIN

The following documents were submitted to Director of the Kanto Local Finance Bureau from April 1, 2004 to the filing date of the current semi-annual financial report.

(1)	Annual Financial Report and Attachment for the year ended March 31, 2004 was submitted on June 23, 2004.

(2)	Security Registration Statement for Stock Option and Attachment was submitted on July 6, 2004.

(3)	Amendment Security Registration Statement for Stock Option was submitted on July 15, 2004.

(4)	Amendment Security Issuance Registration Statements for Bond was submitted on June 23, 2004.

(5)	Purchase Report of Treasury Stock for period from March 1, 2004 to March 31, 2004 was submitted on April 6, 2004.
Purchase Report of Treasury Stock for period from April 1, 2004 to April 30, 2004 was submitted on May 11, 2004.
Purchase Report of Treasury Stock for period from May 1, 2004 to May 31, 2004 was submitted on June 4, 2004.
Purchase Report of Treasury Stock for period from June 1, 2004 to June 30, 2004 was submitted on July 8, 2004.

(6)	Special Report for Change in Specified Subsidiary based on Article 19-2-3 of Cabinet Office Ordinance was submitted on December 2, 2004.

Semi-annual Financial Report

SECOND SECTION: GUARANTOR COMPANY OF NISSIN

None

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 9, 2003

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet, the semi-annual consolidated statement of income, the semi-annual consolidated statement of retained earnings and the semi-annual consolidated statement of cash flows of NISSIN CO., LTD. included in “Financial Statements” as of and for the semi-annual consolidation accounting period from April 1, 2003 to September 30, 2003 of the consolidation accounting term from April 1, 2003 to March 31, 2004. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consisted mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provide a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2003, and the results of its operations and its cash flows for the semi-annual consolidation accounting period then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 9, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Managing Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet, the semi-annual consolidated statement of income, the semi-annual consolidated statement of retained earnings and the semi-annual consolidated statement of cash flows of NISSIN CO., LTD. included in “Financial Statements” as of and for the semi-annual consolidation accounting period from April 1, 2004 to September 30, 2004 of the consolidation accounting term from April 1, 2004 to March 31, 2005. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consisted mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provide a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004, and the results of its operations and its cash flows for the semi-annual consolidation accounting period then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 9, 2003

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the semi-annual balance sheet and the semi-annual statement of income of NISSIN CO., LTD. included in “Financial Statements” as of and for the semi-annual accounting period from April 1, 2003 to September 30, 2003 of the accounting term from April 1, 2003 to March 31, 2004. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consisted mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provide a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2003, and the results of its operations for the semi-annual accounting period then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 9, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Managing Partner: Tomohiro Koto

Pursuant to Article 193-2 of “Securities and Exchange Law,” we have audited the semi-annual balance sheet and the semi-annual statement of income of NISSIN CO., LTD. included in “Financial Statements” as of and for the semi-annual accounting period from April 1, 2004 to September 30, 2004 of the accounting term from April 1, 2004 to March 31, 2005. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consisted mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provide a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004, and the results of its operations for the semi-annual accounting period then ended, in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.